UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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Open Energy Corporation
(Name of Registrant as Specified In Its Charter)

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514 Via de la Valle, Suite 200, Solana Beach, California 92075

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Open Energy Corporation:

Notice is hereby given that the annual meeting of the stockholders of Open Energy Corporation will be held on November 20, 2008 at 10:00 a.m. at our corporate headquarters located at 514 Via de la Valle, Suite 200, Solana Beach, California 92075, for the following purposes:

1. To elect the following five individuals to our board of directors:

David Anthony	David Field	Kenneth F. Potashner
Joseph Bartlett	Tom Naylor

2. To approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 1,125,000,000 to 3,000,000,000.

3. To approve an amendment to our articles of incorporation to give the holders of our Series B Convertible Notes voting rights.

4. To approve a 50-for-1 reverse split of our common stock to be effected at the sole discretion of our board of directors, if at all, within one year from the date of the annual meeting.

5. To approve two amendments to the Open Energy Corporation 2006 Equity Incentive Plan that (i) increase the number of authorized shares of our common stock subject to such plan from 16,500,000 to 195,000,000; and (ii) add a provision to such plan providing that the maximum number of shares that may be reserved for issuance under the plan will automatically increase, without the need for further board or stockholder approval, on the first day of each of our fiscal years, beginning with June 1, 2009, to the amount that equals 15% of the total number of shares of our common stock outstanding on a fully diluted basis on the last day of the immediately preceding fiscal year.

6. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

Our board of directors has fixed the close of business on October 13, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at our annual meeting and at any adjournment or postponement thereof.

Enclosed is a proxy.  Whether or not you expect to be at our annual meeting, please complete, sign and date the enclosed proxy and return it promptly.  If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors,

Solana Beach, California	David Field
, 2008	Chairman and President

IMPORTANT — YOUR PROXY IS ENCLOSED.
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

514 Via De La Valle, Suite 200, Solana Beach, California 92075

PROXY STATEMENT

The board of directors of Open Energy Corporation, a Nevada corporation, referred to as the “Company,” “we,” “our,” or “us” in this proxy statement, is soliciting the enclosed proxy on behalf of the registrant for use at our annual meeting of stockholders to be held on November 20, 2008 at 10:00 a.m. at our corporate headquarters located at 514 Via de la Valle, Suite 200, Solana Beach, California 92075, and at any adjournments or postponements thereof.

All stockholders who find it convenient to do so are cordially invited to attend the meeting in person.  In any event, please complete, sign, date and return the proxy in the enclosed envelope.

We are first sending out these proxy materials to stockholders on or about                   , 2008.

QUESTIONS AND ANSWERS
ABOUT THE MEETING AND VOTING

Who is entitled to vote?

Stockholders of record at the close of business on October 13, 2008, which date is referred to as the “record date” in this proxy statement, will be entitled to vote at the meeting or vote by proxy using the enclosed proxy card.  As of the record date, 127,952,400 shares of our common stock, par value $0.001 per share, were outstanding.  Each share of our common stock is entitled to one vote.

What are the board’s recommendations?

The board’s recommendations are included with the description of each item in this proxy statement. In summary, the board recommends a vote:

•      FOR the election of the nominated slate of directors (Proposal 1);

•      FOR the proposal to approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 1,125,000,000 to 3,000,000,000 (Proposal 2);

•      FOR the proposal to approve an amendment to our articles of incorporation to give the holders of our Series B Convertible Notes voting rights (Proposal 3);

•      FOR the proposal to approve a 50-for-1 reverse split of our common stock to be effected at the sole discretion of our board of directors, if at all, within one year from the date of the annual meeting (Proposal 4); and

•      FOR the proposal to approve two amendments to the Open Energy Corporation 2006 Equity Incentive Plan that (i) increase the number of authorized shares of our common stock subject to such plan from 16,500,000 to 195,000,000; and (ii) add a provision to such plan providing that the maximum number of shares that may be reserved for issuance under the plan will automatically increase, without the need for further board or stockholder approval, on the first day of each of our fiscal years, beginning with June 1, 2009, to the amount that equals 15% of the total number of shares of our common stock outstanding on a fully diluted basis on the last day of the immediately preceding fiscal year. (Proposal 5).

Will any other items be presented at the meeting?

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

How do I vote?

You can use one of the following methods:

•      Written proxy:  You can vote by written proxy by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

•      In person:  You can vote in person at the meeting. If you own your shares in street name, you will need to obtain a legal proxy from your broker or bank and bring this legal proxy to the meeting. Please note that if you own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

What if I do not specify a choice for a matter when I return my proxy card?

You should specify your choice for each matter on the enclosed proxy card. If you do not specify a choice, proxies that are signed and returned will be voted “FOR” each of the proposals discussed in this proxy statement.

In addition, with respect to the election of directors, if no contrary indication is made on the proxy, such proxy will be voted for our board of directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill such vacancy.

How are votes counted?

Directors are elected by a plurality of votes cast at the meeting. Any amendment to our articles of incorporation requires the approval of a majority of our outstanding common stock.  All other matters submitted to a vote of stockholders will be determined by a majority of the votes cast provided that a quorum exists at the meeting.

What is the quorum requirement for the annual meeting?	To achieve a quorum at the annual meeting, the holders of a majority of outstanding common stock as of the record date must be present, either in person or by proxy.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes count for quorum purposes. With respect to the election of directors, abstentions will be counted as withheld votes. For purposes of determining whether any other proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote.

For purposes of determining whether a proposal has received a majority vote, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

How can I revoke my proxy?

You can revoke your proxy at any time before the annual meeting by:

•      giving written notice of revocation to our corporate secretary at any time prior to the voting of the proxy;

•      delivering a later-dated proxy; or

•      voting in person at the meeting.

You should send any written notice of a revocation of a proxy to our Corporate Secretary at Open Energy Corporation, 514 Via de la Valle, Suite 200, Solana Beach, California 92075.

Who can attend the meeting?	Stockholders as of the record date, or their duly appointed proxies may attend the meeting.

Who bears the costs associated with this proxy statement?

We will bear the cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and proxy.  Our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means.  We have also engaged the services of The Altman Group to solicit our stockholders to return their proxies and ensure that we have a quorum for the meeting.  We have agreed to pay between $30,000 and $60,000 in connection with those services.  It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

PROPOSAL 1
ELECTION OF DIRECTORS

Our bylaws provide that the number of directors of the company is variable and shall be fixed by our board of directors.  Our board of directors has fixed the number of directors at five and our board of directors currently consists of five members.  Each of our directors is elected for a term of one year to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.  The five nominees are David Anthony, Joseph Bartlett, David Field, Tom Naylor and Kenneth F. Potashner, each of whom are presently members of our board of directors. Each of these nominees were nominated by our nominating and governance committee. Each person nominated for election has agreed to serve if elected and our board of directors has no reason to believe that any nominee will be unable to serve.

Set forth below is certain information regarding the nominees standing for election.  There are no family relationships among members of our management or the nominees to the board of directors.

Name	Position	Director Since*	Age
David Anthony	Director	October 2008	47
Joseph Bartlett	Director	October 2008	50
David A. Field	Director, President and Chief Operating Officer	June 2008	46
Tom Naylor	Nominee	October 2008	43
Kenneth F. Potashner	Director	October 2007	50

*

Each of Messrs. Anthony and Bartlett were appointed to the board of directors on October 3, 2008.  Mr. Naylor was appointed to the board of directors on October 24, 2008. For more information about their appointments, please see the discussion under the heading “Change in Control” in this proxy statement.

David Anthony is, and for the past five years has been, managing partner of 21 Ventures, LLC, a New York based company that provides seed and bridge capital to early stage technology ventures. Mr. Anthony also serves on the board of directors of Agent Video Intelligence, Orion Solar, BioPetroClean, Cell2Bet, Juice Wireless, Visioneered Image Systems, and VOIP Logic. He is an Adjunct Professor at the New York Academy of Sciences and also serves as entrepreneur-in-residence at the University of Alabama, Birmingham School of Business. Mr. Anthony received his MBA from The Tuck School of Business at Dartmouth College in 1989 and a BA in economics from George Washington University in 1982.

Joseph Bartlett has practiced corporate and securities law since 1985.  From September 2004 until August 2008 he was a partner at Greenberg Glusker LLP in Los Angeles, California, and from September 2000 until September 2004 he was a partner at Spolin Silverman Cohen and Bartlett LLP.   He graduated, magna cum laude, from the University of California, Hastings College of Law in 1985, and received an AB in English literature from the University of California at Berkeley in 1980.

Tom Naylor is the chief technology officer of Advanced Telemetry, LLC, a position he has held since October 2007.  Advanced Telemetry, LLC designs, manufactures and markets systems to monitor and reduce energy use in homes and businesses.  From March 2002 until October 2007, Mr. Naylor was president of Loudwater Technologies, LLC.

David A. Field is currently our president, chief operating officer and a director, positions he has held since October 2007, June 2007 and June 2008, respectively.  Effective November 1, 2008, Mr. Field will be appointed as our chief executive officer and will no longer serve as our chief operating officer. Prior to joining us, Mr. Field was a senior executive at Clark Security Products, the largest independent vertically integrated security distribution company in North America from January 2005 to August 2006. Previously, he founded and managed several companies in the energy sector. In June 2001, Mr. Field founded and was chief executive officer of Clarus Energy Partners, a leading Distributed Generation developer, owner and operator that was acquired by Hunt Power in early 2004. Prior to Clarus Energy, Mr. Field co-founded Omaha-based Kiewit Fuels, a renewable energy company specializing in the development of biofuels production. In addition to a career in sustainable energy development, he also has an extensive background in water technology and infrastructure development, with companies such as; Bechtel, Peter Kiewit, and Poseidon Resources, as well as in corporate finance with Citicorp. Mr. Field holds a MBA from the Garvin School of International Management (Thunderbird).

Kenneth F. Potashner has, for the past five years, been a private investor, director and advisor for a variety of emerging companies.  He currently serves on the boards of directors of Newport Corporation where he is the chairman, Cornerstone Properties, Taxcient, and One Stop Systems. He is an advisor and investor in several other corporations.   From 1998 until 2002, Mr. Potashner served as the president, chief executive officer and chairman of SonicBlue, a leader in products for the  digital media, entertainment, and consumer electronics markets.  From 1996 until 1998, he served as president, chief executive officer and chairman of Maxwell Technologies, where he and his team successfully transitioned the company from a defense focus to a commercial focus, substantially increasing the company’s market capitalization. Prior to leading Maxwell Technologies, Mr. Potashner was executive vice president and general manager of Conner Peripherals, where he helped the company become a leading supplier of hard drives. He also held executive management positions at Quantum, DEC (Digital Equipment Corporation), and Texas Instruments. Mr. Potashner earned his bachelor’s degree in electrical engineering at Lafayette College and a masters’ degree in electrical engineering from Southern Methodist University.

Required Vote

Directors are elected by a plurality of votes cast at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTOR OF EACH NOMINEE LISTED ABOVE.

PROPOSAL 2
APPROVAL AND ADOPTION OF AN AMENDMENT TO
OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
 AUTHORIZED SHARES OF COMMON STOCK FROM 1,125,000,000 TO 3,000,000,000

General

In this proposal, we are asking our stockholders to approve an amendment to our articles of incorporation which, if approved, will increase the number of our authorized shares of common stock from 1,125,000,000 to 3,000,000,000 .

Our articles of incorporation currently provide for authorized capital stock consisting of 1,125,000,000 shares of common stock, par value $0.001 per share.  As of October 24, 2008, we had 127,952,400 shares of common stock issued and outstanding, and securities convertible or exercisable into an aggregate of 1,112,570,086 shares of common stock (including the September 2008 Warrants discussed below). Accordingly, we have an aggregate of 1,240,522,486 shares of common stock either issued and outstanding or reserved for issuance under outstanding securities convertible or exercisable into shares of our common stock, which represents approximately 110% of the total 1,125,000,000 shares of currently authorized common stock. In connection with the recent financing transaction that we entered into on September 12, 2008 (which we refer to in this proxy statement as our “September 2008 Financing” and which is discussed in more detail below), we issued warrants, which we refer to in this proxy statement as the “September 2008 Warrants,” to acquire up to 235,000,000 shares of our common stock, each at an exercise price of $0.067 per share.  We do not have a sufficient number of authorized shares of common stock to fully satisfy our obligations under the September 2008 Warrants.  Therefore, on September 23, 2008, our board of directors unanimously approved, subject to stockholder approval, an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 1,125,000,000 to 3,000,000,000.

If this proposal is approved by our stockholders, we will file an amendment to our articles of incorporation to effect the proposed increase in our authorized shares of capital stock.  Such amendment, if stockholder approval is obtained, will be filed with the Nevada Secretary of State as soon as practicable following such approval. Appendix A to this proxy statement sets forth the text of the form of the certificate of amendment of articles of incorporation if this proposal is approved.  Appendix D to this proxy statements sets forth the text of the form of the certificate of amendment of articles of incorporation if this proposal, Proposal No. 3 (giving the holders of our Series B Convertible Notes voting rights proposal) and Proposal No. 4 (reverse stock split proposal) are approved. In each case, such text is subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the proposals that we or our counsel may deem necessary or appropriate.

Interest of Affiliates

We do not currently have a sufficient number of authorized shares of common stock to issue upon the exercise of all of the September 2008 Warrants we issued to The Quercus Trust. Under the terms of the September 2008 Warrants, The Quercus Trust has the right to acquire up to 235,000,000 shares of our common stock at an exercise price of $0.067 per share.  If the number of our authorized shares of common stock is not increased as set forth in this proposal (or if it is not increased by effecting the reverse stock split discussed in Proposal No. 4), The Quercus Trust would not currently be able to exercise the September 2008 Warrants as to 119,477,514 shares.

If the number of our authorized shares of common stock is increased to allow the September 2008 Warrants to be exercised in full, as would be the case if this proposal was approved by our stockholders, if and when The Quercus Trust exercises the September 2008 Warrants in full, The Quercus Trust would own 86.3% of our outstanding common stock.  The Quercus Trust would have the power to control the outcome of all matters submitted to our stockholders for approval thereafter so long as The Quercus Trust continued to beneficially own such a substantial percentage of our outstanding common stock.

Purpose and Effect of the Increase in our Authorized Common Stock

September 2008 Financing.  As disclosed in more detail in our Current Report on Form 8-K that we filed with the SEC on September 18, 2008, to obtain funding for our ongoing operations we recently completed a financing transaction in which we sold the September 2008 Warrants to acquire up to 235,000,000 shares of our common stock.  Under the securities purchase agreement we entered into pursuant to which we sold the September 2008 Warrants, we are required to solicit stockholder approval of the amendment to our articles of incorporation discussed in this Proposal No. 2 and promptly file such amendment with the Nevada Secretary of State following receipt of stockholder approval, if received.  In addition, following filing of the amendment to our articles of incorporation we are required to reserve from our authorized capital stock not less than the sum of 120% of the maximum number of shares of common stock issuable upon exercise of the September 2008 Warrants and all of our other outstanding securities which are convertible or exercisable into shares of common stock.  In addition, we granted The Quercus Trust a right of first refusal on additional equity financings that occur prior to September 30, 2009, providing them the right to purchase up to an aggregate of $5,100,000 of additional warrants.  The warrants would be purchased for $0.02 per warrant, for an aggregate of 255,000,000 additional warrants, and would be exercisable on the same terms and conditions as the September 2008 Warrants.  For more discussion regarding this obligation, please see “Failure to Obtain Stockholder Approval,” below.

Other Business Purposes.  In addition to the reason discussed above, as explained in more detail below, our board of directors believes that an increase in our authorized capital stock is also advisable because such increase will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increased reserve of shares available for issuance would give us the flexibility of using common stock to raise capital and/or as consideration in acquiring other businesses.  We are continuously seeking opportunities to add more expertise and proprietary products and services to further enhance our core capabilities through additional acquisitions of businesses.  Such acquisitions may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities.  The current number of available authorized shares of common stock limits our ability to effect acquisitions of businesses using shares of our common stock or issuing shares to raise capital to fund such acquisitions or for other purposes.  We do not have any agreement, arrangement or understanding at this time with respect to any specific acquisition for which the authorized shares would be issued.

The increased reserve of shares available for issuance may also be used to facilitate public or private financings.  If required operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered common stock, or securities convertible into common stock, in private transactions.  Except for the possible sale of $5,100,000 of additional warrants as provided by the terms of the September 2008 Financing, we have no plans or agreements in place for any financing at this time.  Such transactions might not be available on terms favorable to us, or at all.  We may sell common stock at prices less than the public trading price of the common stock at the time, and we may grant additional contractual rights to purchase the common stock not available to other holders of common stock, such as warrants to purchase additional shares of common stock or anti-dilution protections.

In addition, the increased reserve of shares available for issuance may be used for our equity incentive plans for grants to our employees, consultants and directors, and those of our subsidiaries.  Our board of directors believes that it is critical to incentivize our officers and employees, and those of our subsidiaries, to increase our revenues and profitability, and as a result, our market value, through equity incentive awards. Such equity incentive plans may also be used to attract and retain employees or in connection with potential acquisitions if we grant options to the employees of the acquired companies.  Our board of directors believes that our ability to achieve our growth strategy may be impaired without additional shares of authorized common stock that could be used to provide such equity incentives.

The flexibility of our board of directors to issue additional shares of common stock could also enhance our ability to negotiate on behalf of our stockholders in a takeover situation and have an anti-takeover effect.  The authorized but unissued shares of common stock could be used by our board of directors to discourage, delay or make more difficult a change in the control of our company.  For example, such shares could be privately placed with purchasers who might align themselves with our board of directors in opposing a hostile takeover bid.  The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock.  Stockholders should therefore be aware that approval of this proposal could facilitate future efforts by our board of directors to deter or prevent changes in control of our company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The increase in our authorized capital stock, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of our Company.

The availability of additional shares of common stock is particularly important in the event that our board of directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.  If this proposal is approved, the additional authorized but unissued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our board of directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our common stock may be listed at such time.  Our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or rules.

The possible future issuance of shares of equity securities consisting of common stock or securities convertible into common stock could affect our current stockholders in a number of ways, including the following:

•                  diluting the voting power of the current holders of common stock;

•                  diluting the market price of the common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices of the common stock, or if the issuance consists of equity securities convertible into common stock, to the extent that the securities provide for the conversion into common stock at prices that could be below current trading prices of the common stock;

•                  diluting the earnings per share, if any, and book value per share of the outstanding shares of common stock; and

•                  making the payment of dividends on common stock potentially more expensive.

Failure to Obtain Stockholder Approval

If we are unable to obtain stockholder approval of the proposed amendment to our articles of incorporation discussed in this Proposal No. 2, we may be in breach of our obligations under the September 2008 Warrants and the securities purchase agreement pursuant to which such warrants were issued because, among other reasons, we would not have sufficient shares to issue upon exercise of the September 2008 Warrants.  The holders of the September 2008 Warrants could seek damages for such breach.  In addition, under the amended terms of the Series B Convertible Notes, the failure to effect the proposed amendment to our articles of incorporation discussed in this Proposal No. 2 within six months of the closing of the September 2008 Financing would be deemed a trigger event under the Series B Convertible Notes, which, among other things, would give the holders thereof the right to require us to redeem all or any portion of such notes.

No Appraisal Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares of common stock.  As a result, abstentions and broker non-votes will have the same effect as negative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3
APPROVAL AND ADOPTION OF AN AMENDMENT
TO OUR ARTICLES OF INCORPORATION TO GIVE THE
HOLDERS OF OUR SERIES B CONVERTIBLE NOTES VOTING RIGHTS

General

In this proposal, we are asking our stockholders to approve an amendment to our articles of incorporation which, if approved, will give the holders of the notes we issued on December 7, 2007 and September 19, 2007, which we refer to, collectively, as our “Series B Convertible Notes” in this proxy statement, the right to vote as a class with the holders of our common stock on the basis of one vote per share of common stock into which our Series B Convertible Notes are convertible as of the record date for any stockholder action.

If this proposal is approved by our stockholders, we will file an amendment to our articles of incorporation to give the holders of our Series B Convertible Notes the voting rights discussed in this proxy statement.  Such amendment, if stockholder approval is obtained, will be filed with the Nevada Secretary of State as soon as practicable following such approval. Appendix B to this proxy statement sets forth the text of the form of the certificate of amendment of articles of incorporation if this proposal is approved.  Appendix D to this proxy statements sets forth the text of the form of the certificate of amendment of articles of incorporation if this proposal, Proposal No. 2 (increase in authorized capital stock proposal) and Proposal No. 4 (reverse stock split proposal) are approved. In each case, such text is subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the proposals that we or our counsel may deem necessary or appropriate.

Purpose and Effect of the Giving the Holders of the Series B Convertible Notes Voting Rights

In connection with our September 2008 Financing, we agreed to submit to our stockholders for approval an amendment to our articles of incorporation that, if approved, would give the holders of our Series B Convertible Notes the right to vote as a class with the holders of our common stock on the basis of one vote per share of common stock into which our Series B Convertible Notes are convertible as of the record date for any stockholder action.

Section 78.350 of the Nevada Revised Statutes provides that a company can issue or confer voting rights on a class of non-equity securities, provided the rights are designated in the company's articles of incorporation.

If this proposal is approved, the holders of our Series B Convertible Notes would have the right to vote as a class with the holders of our common stock on the basis of one vote per share of common stock into which our Series B Convertible Notes are convertible as of the record date for any stockholder action.  For example, if this proposal is approved, the holders of our Series B Convertible Notes would have the right to vote with the holders of our common stock as a class on all matters submitted to our stockholders at future special or annual meetings.  If the holders of our Series B Convertible Notes have voting rights, such voting power will proportionately dilute the voting power of the holders of our common stock.

Our Series B Convertible Notes mature three years from the date of issuance and accrue interest at a rate of six percent per annum with accrued interest due and payable quarterly in arrears on each January 1, April 1, July 1 and October 1.  Under the terms of our Series B Convertible Notes, we can issue shares of our common stock or warrants to purchase shares of our common stock in lieu of cash interest payments.  The holder may, at its option and at anytime, convert the principal amount and any accrued and unpaid interest into shares of our common stock at a conversion price of $0.087 per share.  As of October 24, 2008, the principal balance on, and accrued and unpaid interest on, our Series B Convertible Notes was, in the aggregate, $21,341,755.  Accordingly, as of October 24, 2008, our Series B Convertible Notes and accrued and unpaid interest were convertible into an aggregate of approximately 258,467,060 shares of our common stock.

Failure to Obtain Stockholder Approval

Under the amended terms of the Series B Convertible Notes, the failure to effect the proposed amendment to our articles of incorporation discussed in this Proposal No. 3 within six months of the closing of the September 2008 Financing would be deemed a trigger event under the Series B Convertible Notes, which, among other things, would give the holders thereof the right to require us to redeem all or any portion of such notes.

No Appraisal Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with dissenters' or appraisal rights in connection with this proposal.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares of common stock.  As a result, abstentions and broker non-votes will have the same effect as negative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4
APPROVAL AND ADOPTION
OF AN AMENDMENT TO OUR ARTICLES
OF INCORPORATION TO EFFECT A 50-FOR-1 REVERSE
SPLIT OF OUR COMMON STOCK TO BE EFFECTED, IF AT ALL,
AT THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS WITHIN ONE
YEAR FROM THE DATE OF THE ANNUAL MEETING

General

In this proposal, we are asking you to authorize our board of directors, in its sole discretion, to effect a 50-for-1 reverse stock split of our common stock to be effected, if at all, within one year from the date of this annual meeting.  The number of authorized shares of common stock will not change as a result of the reverse stock split, if effected.  However, under Proposal No. 2, discussed above, we are asking you to approve an increase in our authorized shares of our capital stock.

An amendment of our articles of incorporation will be required to effect the proposed reverse stock split.  Appendix C to this proxy statement sets forth the text of the form of the certificate of amendment of articles of incorporation if the reverse stock split is approved.  Appendix D to this proxy statements sets forth the text of the form of the certificate of amendment of articles of incorporation if this proposal, Proposal No. 2 (the increase in our authorized shares of capital stock proposal) and Proposal No. 3 (giving the holder of our Series B Convertible Notes voting rights proposal) are approved. In each case, such text is subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the proposals that we or our counsel may deem necessary or appropriate.

The reverse stock split, if approved by our stockholders and if authorized by our board of directors, will be effective upon the date and time of filing such certificate of amendment with the Nevada Secretary of State.

Our board of directors believes that by reducing the number of shares of our common stock outstanding through the reverse stock split, the per share price of our common stock will, upon such reduction, proportionately increase.  Our board of directors also believes that a higher per share trading price may be more appealing to institutional investors, institutional funds and brokers, and thereby result in greater liquidity for stockholders and lower trading costs.

Further, our board of directors believes that the additional available authorized shares of common stock that would result from a reverse stock split may facilitate future capital raising needs and acquisitions of companies or assets.  In addition to focusing on the growth of our current business, our board of directors intends, as part of our business plan, to evaluate opportunities for growth through the acquisition of companies in similar or complementary lines of business.  We may, from time to time, evaluate financing transactions involving the sale of our common stock or securities convertible into shares of our common stock.  While we constantly evaluate the market for opportunities, there are no current proposals or agreements written or otherwise, at this time to issue any of the additional available authorized shares of common stock that would result from the reverse stock split.

Interest of Affiliates

We do not currently have a sufficient number of authorized shares of common stock to issue upon the exercise of all of the September 2008 Warrants we issued to The Quercus Trust.  Under the terms of the September 2008 Warrants, The Quercus Trust has the right to acquire up to 235,000,000 shares of our common stock at an exercise price of $0.067 per share.  If the number of our authorized shares of common stock is not increased as set forth in this proposal (or if it is not increased as discussed in Proposal No. 2), The Quercus Trust would not currently be able to exercise the September 2008 Warrants as to 119,477,514 shares.

If the number of our authorized shares of common stock is increased to allow the September 2008 Warrants to be exercised in full, as would be the case if this proposal was approved by our stockholders, if and when The Quercus Trust exercises the September 2008 Warrants in full, The Quercus Trust would own 86.3% of our outstanding common stock.  The Quercus Trust would have the power to control the outcome of all matters submitted to our stockholders for approval thereafter so long as The Quercus Trust continued to beneficially own such a substantial percentage of our outstanding common stock.

Board Discretion to Implement Reverse Stock Split

If this proposal is approved by our stockholders, then our board of directors will have the authority, for the one year period following the date of the annual meeting, to determine whether to effect the 50-for-1 reverse stock split of our common stock. Our board of directors believes that authorizing our board of directors to implement the reverse stock split (rather than requiring our board of directors to implement upon stockholder approval) provides our board of directors with the flexibility to achieve the desired results of a reverse stock split at the time such reverse stock split would be in the best interests of our stockholders. No further action on the part of our stockholders will be required to either implement or abandon a reverse stock split within the one year period.

In determining whether to proceed with the reverse stock split, our board of directors will consider, among other factors:

•                  the per share price of our common stock at the time of a decision to proceed with a reverse stock split;

•                  the number of authorized shares that will remain available for issuance after giving effect to the reverse stock split;

•                  the historical fluctuations or patterns in the trading price and volume of our common stock;

•                  projections for our financial condition and results of operations over various time horizons; and

•                  then current market conditions in our industry and in the broader market.

If our board of directors does not implement the reverse stock split within one year from the annual meeting, the authority granted by this proposal to implement the reverse stock split will terminate. Our board of directors reserves its right to elect not to proceed with or to abandon a reverse stock split at any time prior to the effectiveness of a reverse stock split.

Purposes of the Proposed Reverse Stock Split

Our board of directors believes that a reverse stock split may enhance the acceptability of our common stock by the financial community and the investing public, and consequently improve the liquidity of our common stock.  The expected increased price level may encourage interest and trading in our common stock by institutional investors and funds that may be disinclined or prohibited from purchasing lower priced stocks.  Additionally, a variety of policies and practices of broker-dealers discourage individual brokers from dealing in lower priced stocks, and brokers may be more inclined to transact in our shares if they trade at a higher per share price.  In addition, the transaction costs (commissions, markups or markdowns) of lower priced stocks tend to represent a higher percentage of total share value than higher priced stocks, which can discourage ownership of lower priced stocks by both institutional and retail investors.

In the future, we may seek listing of our common stock on a national securities exchange such as the NASDAQ Capital Market or The American Stock Exchange®.  Eligibility for listing on a national exchange is subject to a number of criteria, such as public float, minimum share price, number of stockholders, market capitalization, net income and other factors.  We do not currently meet the listing criteria for any national exchange, and effecting the reverse split will not cause us to meet all eligibility requirements.  However, one of the eligibility requirements for an initial listing is tied to a minimum per share price of $4.00 or $5.00, depending on the exchange.  We believe that the reverse split will increase our ability to meet the minimum share price requirement at such time, if ever, that we meet the other listing criteria.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur.  Our board of directors cannot predict with certainty what effect the reverse stock split will have on the market price of our common stock, particularly over the longer term.  Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization.  Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.  We cannot provide you with any assurance that our shares will qualify for, or be accepted for, listing on a national exchange.

Effect of Reverse Stock Split on Authorized Shares of Common Stock

How a Reverse Split Will Affect Stockholders; Fractional Shares.  The reverse split will affect all of our stockholders uniformly and will not affect any stockholders percentage ownership interests in our company, except to the extent that the result of the reverse split results in any of our stockholders owning a fractional share.  If this occurs, the fractional shares will be rounded up to the next whole share, including fractional shares that are less than one half of one share.  In addition, the reverse split will not affect any stockholders percentage ownership or proportionate voting power.  The common stock issued pursuant to the reverse split will remain fully paid and non-assessable.

The principal effect of the reverse split, if implemented, will be that the number of shares of our common stock issued and outstanding will be reduced as follows (without taking into account the effect, if any, of rounding up any fractional shares created by the reverse split to the next whole share):

# of Shares Outstanding Pre-Reverse Split	# of Shares Outstanding Post-Reverse Split
127,952,400	2,559,048

As such, and for purposes of illustration only, each stockholder holding 500 shares of our common stock immediately prior to the reverse split taking effect will become a holder of 10 shares of our common stock after the reverse split is effective.

The reverse split is not part of any plan or proposal to take our company private.

Effective Increase in Authorized Shares of Common Stock. The reverse stock split, if implemented, would not change the number of authorized shares of our common stock under our articles of incorporation.  Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares remaining available for issuance would increase.  These additional shares of common stock would be available for issuance from time to time for corporate purposes such as acquisitions of companies or assets, sales of stock or securities convertible into common stock and raising additional capital.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.  For additional information on the effect of having additional authorized but unissued shares of common stock, see the discussion above under Proposal No. 2 “Purpose and Effect of the Increase in Our Authorized Common Stock”.

Effect on Registration of Common Stock Under the Securities Exchange Act of 1934. Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”  A reverse stock split would not affect the registration of our common stock under the Exchange Act.  After the reverse stock split, our common stock would continue to be reported on the Over-the-Counter Bulletin Board market under the symbol “OEGY,” or such other trading symbol as may be applicable at the time.

Effect on Voting Rights of, and Dividends on, Common Stock. Proportionate voting rights and other rights of the holders of common stock would not be affected by the reverse stock split.  The percentage of outstanding shares owned by each stockholder prior to the split will remain the same, except for adjustment as a consequence of rounding up any fractional shares created by the reverse split to the next whole share, which is discussed in more detail under “Fractional Shares,” below.  For example, generally, a holder of two percent of the voting power of the outstanding shares of common stock immediately prior to the effective time of the reverse stock split would continue to hold two percent of the voting power of the outstanding shares of common stock after a reverse stock split.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends.  Therefore, we do not believe that a reverse stock split would have any effect with respect to future distributions, if any, to our stockholders.

Effect of Reverse Stock Split on Outstanding Options, Warrants and Rights. All outstanding options, warrants (including the September 2008 Warrants) and future or contingent rights to acquire common stock will be adjusted to reflect a reverse stock split.  With respect to outstanding options and warrants to purchase common stock, the number of shares of common stock that such holders may purchase upon exercise of such options or warrants will decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of common stock underlying such options and warrants are reduced as a result of the reverse stock split.

In addition, with respect to our outstanding notes (which consist solely of our Series B Convertible Notes), the number of shares of common stock that the holders of such notes may acquire upon conversion of such notes will decrease, and the conversion price of such notes will increase, in proportion to the fraction by which the number of shares of common stock underlying such notes are reduced as a result of the reverse stock split.  The following table sets forth the effect on our Series B Convertible Notes if the reverse stock split were effected today:

Pre-Reverse Stock Split		Post-Reverse Stock Split
# of Shares Subject to Series B Convertible Notes	Conversion Price	# of Shares Subject to Series B Convertible Notes	Conversion Price
258,467,060	$0.087	5,169,341	$4.35

Effect on Registered and Beneficial Stockholders.  Upon the reverse split, we intend to treat stockholders holding stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers or other nominees will be instructed to effect the reverse split for their beneficial holders, holding the stock in “street name.”  However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-entry” Stockholder. Our registered stockholders may hold some or all of their shares electronically in book-entry form.  These stockholders do not have stock certificates evidencing their ownership of the stock.  These stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-reverse split shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares.  Some of our registered stockholders hold all of their shares in certificate form or a combination of certificate and book-entry form.  If the reverse stock split is adopted and implemented by our board of directors, stockholders who hold any shares in certificate form will be required to exchange their stock certificates representing shares owned before the reverse stock split for certificates representing shares of our common stock to be issued as part of the reverse stock split. We will furnish to each stockholder of record on the record date of the reverse stock split a transmittal form with instructions for obtaining new certificates. Stockholders should not submit any certificates until requested to do so.

Increased Transaction Costs.  The number of shares held by each individual stockholder will be reduced if the reverse split is implemented.  This will increase the number of stockholders who hold less than a “round lot,” or 100 shares.  Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis.  Consequently, the reverse split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Effect on Liquidity.  The decrease in the number of shares of our common stock outstanding as a consequence of the reverse split may decrease the liquidity in our common stock if the anticipated beneficial effects on the trading market for our common stock do not occur.  See “Purposes of the Proposed Reverse Stock Split,” above.

Potential Anti-Takeover Effect.  If the reverse split is approved, the increased proportion of authorized but unissued shares of our common stock to issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect.  For example, such a change could permit future issuances of our common stock that would dilute the stock ownership of a person seeking to effect a change in composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another entity.  The reverse split, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of us.

Fractional Shares

Each share of our common stock issued and outstanding immediately prior to the effective time of the reverse stock split, will be, automatically and without any action on the part of our stockholders, converted into and reconstituted into a fraction of a share of our common stock.  However, we will not cash-out any of our stockholders as a result of the reverse split.  In the event the reverse split results in a fractional share, we will round up and issue a whole share to the affected stockholder.

Effective Date of the Reverse Stock Split

If the reverse split is approved by our stockholders, we will file a certificate with the Nevada Secretary of State setting forth the amendment to our articles of incorporation and the vote by which the amendment was adopted.  The reverse split will become effective on the date such certificate is filed.  Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following summary of certain material federal income tax consequences of the reverse split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only.  Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the United States federal income tax laws as of the date of this consent solicitation statement.  Such laws are subject to change retroactively as well as prospectively.  This summary also assumes that the shares of common stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.  EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a stockholder upon the stockholder’s exchange of shares pursuant to the reverse split.  The aggregate tax basis of the shares received in the reverse split will be the same as the stockholder’s aggregate tax basis in the shares exchanged.  The stockholder’s holding period for the shares received in the reverse split will include the period during which the stockholder held the shares surrendered as a result of the reverse split.  Our views regarding the tax consequences of the reverse split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.  The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

We will not recognize any gain or loss as a result of the reverse split.

Accounting Consequences

The par value of our common stock would remain unchanged at $0.001 per share after the reverse split.  However, the common stock as designated on our balance sheet would be adjusted downward in respect of the shares of the new common stock to be issued in the reverse split such that the common stock would become an amount equal to the aggregate par value of the shares of new common stock being issued in the reverse split, and that the additional paid in capital as designated on our balance sheet would be increased by an amount equal to the amount by which the common stock was decreased.  Additionally, net income (loss) per share would increase proportionately as a result of the reverse split since there will be a lower number of shares outstanding.

No Appraisal Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.  As a result, abstentions and broker non-votes will have the same effect as negative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5
APPROVAL AND ADOPTION OF
AMENDMENTS TO THE OPEN ENERGY CORPORATION
 2006 EQUITY INCENTIVE PLAN TO (I) INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO SUCH PLAN FROM 16,500,000 TO 195,000,000, AND (II) ADD A PROVISION TO PROVIDE THAT THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE SUCH PLAN WILL AUTOMATICALLY INCREASE, WITHOUT FURTHER BOARD OR STOCKHOLDER APPROVAL, ON AN ANNUAL BASIS.

General

The Open Energy Corporation 2006 Equity Incentive Plan, which we refer to as the “2006 Plan” in this proxy statement, provides for the granting of stock and non-stock based compensation awards, including options, stock awards, stock appreciation rights, and cash awards to employees, officers, directors or consultants. The 2006 Plan was adopted by our board of directors on November 2, 2006 and by our stockholders at our 2007 annual meeting of stockholders.

Our board of directors believes that we must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. Our board of directors believes that the 2006 Plan has been and will continue be an important factor in attracting, retaining and rewarding the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

Currently, the aggregate maximum number of shares of our common stock that may be issued under the 2006 Plan is 16,500,000 shares.  As of October 24, 2008, 57,890,535 shares of common stock were subject to currently outstanding awards that we had issued under the 2006 Plan.  Accordingly, on September 23, 2008, our board of directors approved amendments to the 2006 Plan to:

•                                          increase the number of shares of common stock subject to the 2006 Plan from 16,500,000 to 195,000,000; and

•                                          add a provision to such plan providing that the maximum number of shares that may be reserved for issuance under the plan will automatically increase, without the need for further board or stockholder approval, on the first day of each of our fiscal years, beginning with June 1, 2009, to the amount that equals 15% of the total number of shares of our common stock outstanding on a fully diluted basis on the last day of the immediately preceding fiscal year.

The number of shares of common stock authorized for issuance under the 2006 Plan will not be reduced in respect of shares of common stock that cease to become issuable pursuant to securities or rights that are convertible into or exercisable or exchangeable for shares of our common stock that expire or are forfeited, cancelled or otherwise terminate without being exercised, converted or exchanged.

In this proposal we are asking our stockholders to ratify and approve the above two amendments to the 2006 Plan.

If Proposal No. 4 is approved and the reverse split is effected, then the number of shares eligible for grant under the 2006 Plan would be reduced in proportion to the reverse split.

In the event our stockholders do not approve the proposed amendments, the 2006 Plan will continue to be administered in its current form including the amendments above which were approved by our directors.  However, without stockholder approval, the number of incentive stock options available for issuance under the 2006 Plan will not be amended or increased from the number previously approved by our stockholders notwithstanding the amendments above.

Summary of the 2006 Plan as Proposed to be Amended

The 2006 Plan, as amended to reflect the amendments proposed in this proposal, is attached as Appendix E to this proxy statement. The following summary of the 2006 Plan does not contain all of the terms and conditions of the 2006 Plan, and is qualified in its entirety by reference to the 2006 Plan. You should refer to Appendix E for a complete set of terms and conditions of the 2006 Plan.

General.  The purpose of the 2006 Plan is to encourage ownership in the Company by key personnel whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.  The 2006 Plan permits the grant of the following types of awards: (i) stock options; (ii) stock appreciation rights; (iii) stock awards; and (iv) cash awards.

Authorized Shares.  The number of shares of our common stock reserved for issuance pursuant to the 2006 Plan is equal to 195,000,000.  If any award granted under the 2006 Plan expires, terminates or is otherwise canceled without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company, any such shares allocable to the terminated portion of such award or such forfeited or repurchased shares will again become available for issuance under the 2006 Plan.

In addition, the 2006 Plan provides that the maximum number of shares that may be reserved for issuance under the plan will automatically increase, without the need for further board or stockholder approval, on the first day of each of our fiscal years, beginning with June 1, 2009, to the amount that equals 15% of the total number of shares of our common stock outstanding on a fully diluted basis on the last day of the immediately preceding fiscal year, taking into account all shares of common stock issued and outstanding, and all shares of common stock issuable pursuant to issued and outstanding securities or rights that are convertible into or exercisable or exchangeable for shares of our common stock, such as options (other than options and other awards granted pursuant to the 2006 Plan), warrants, convertible debentures and other similar instruments. The number of shares of common stock authorized for issuance under the 2006 Plan will not be reduced in respect of shares of common stock that cease to become issuable pursuant to securities or rights that are convertible into or exercisable or exchangeable for shares of our common stock that expire or are forfeited, cancelled or otherwise terminate without being exercised, converted or exchanged. In other words, this provision will only increase, and will not decrease, the number of shares available under the 2006 Plan.

Notwithstanding the foregoing and, subject to adjustment as discussed in the paragraph below, the maximum number of shares of common stock that may be issued upon the exercise of incentive stock options will equal 195,000,000, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any shares of common stock that become available for issuance under the 2006 Plan pursuant to the automatic increase of shares discussed in the paragraph above.

Adjustments to Shares Subject to the 2006 Plan.  In the event of any stock splits, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any capital adjustment or transaction similar to the foregoing, including the reverse split in Proposal No. 4, or any distribution to holders of shares of our common stock (other than regular cash dividends), the number and kind of shares covered by each outstanding award and the price per share (but not the total price) subject to each outstanding award shall be adjusted to prevent dilution or enlargement of rights under the 2006 Plan.

Administration.  The 2006 Plan provides that it will be administered by our board of directors or one or more committees of directors appointed by our board of directors.  We refer to our board of directors or the committee or committees administering the 2006 Plan as the “Administrator” in this proxy statement. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).  Subject to the provisions of the 2006 Plan, the Administrator, in its sole discretion, has the authority to: (i) select the persons to whom awards are to be granted; (ii) determine the type of award to be granted and the number of shares of our common stock to be covered by each such award; (iii) approve the forms of award agreements for use under the 2006 Plan; (iv) determine the terms and conditions of any award to be granted;

(v) correct administrative errors; (vi) construe and interpret the terms of the 2006 Plan; and (vii) adopt rules and procedures relating to the operation and administration of the 2006 Plan.  All decisions, determinations and interpretations by the Administrator regarding the 2006 Plan, any rules and regulations under the 2006 Plan and the terms and conditions of any award granted thereunder, shall be final and binding on all participants.

Eligibility.  Awards may be granted to employees, officers, directors and consultants of the Company or any affiliate of the Company.  Incentive stock options may be granted only to employees of the Company or any its related corporations.  As of October 24, 2008, we had approximately 37 employees, including the named executive officers, and five directors, who are eligible under the 2006 Plan.

Stock Options.  Each option granted under the 2006 Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2006 Plan.

The exercise price of each option may not be less than the fair market value of a share of common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. Generally, the fair market value of the common stock is the closing sales price per share on the date of grant.

The 2006 Plan provides that the option exercise price may be paid in cash, by check or wire transfer, by tender of shares of common stock owned by the optionee having a fair market value on the date of surrender or attestation that does not exceed the aggregate exercise price of the shares as to which the option shall be exercised, by consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator (to the extent the procedure would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended), by cashless exercise (subject to any conditions or limitations established by the Administrator), by such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws, or by any combination of the foregoing. An option that is a nonstatutory stock option will not be deemed exercised unless the optionee has made adequate provision for the payment of all applicable withholding taxes relating to the exercise of the option.

Options will become vested and exercisable at such times and in such installments as determined by the Administrator.  The Administrator shall also have the right to make the timing of the ability to exercise any option subject to continued service, the passage of time, or such performance requirements, as deemed appropriate by the Administrator. The maximum term of any option granted under the 2006 Plan is 10 years, provided that an incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation must have a term not exceeding five years. The Administrator will specify in each written option agreement, and solely in its discretion, the period of post-termination exercise applicable to each option.  In the absence of a specified time in the written option agreement, the vested portion of an option will remain exercisable for three months following the optionee’s termination date for terminations other than due to death, disability or cause, and for 12 months for terminations due to the participant’s death or disability.

Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

Stock Appreciation Rights.  Each stock appreciation right granted under the 2006 Plan must be evidenced by a written agreement between the Company and the participant specifying the exercise price, the term of the stock appreciation right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. The exercise price of each stock appreciation right may not be less than the fair market value of a share of common stock on the date of grant.  The Company may pay the appreciation either in cash, in shares of common stock of equivalent value, or in some combination thereof, as the Administrator shall determine.  Stock appreciation rights vest and become exercisable at the times and on the terms established by the Administrator. Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant.

Stock Awards.  Stock awards granted under the 2006 Plan may be either an award or issuance of shares of our common stock or of stock units.  Each stock award granted under the 2006 Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award or a formula for determining such number and the other terms and conditions of the award, consistent with the requirements of the 2006 Plan. Stock awards may be subject to vesting conditions based on performance criteria and level of achievement versus such criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the participant.  The shares acquired pursuant to a stock award are generally not transferable by a participant until they are vested. Unless otherwise provided by the Administrator, upon a participant’s termination of service, an unvested stock award and any shares subject thereto shall be forfeited, provided that to the extent that the participant purchased any shares pursuant to such stock award, the Company shall have a right to repurchase the unvested portion of such shares at the original price paid by the participant.  Participants holding stock awards shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares are issued to the participant, and a participant holding stock units shall be entitled to receive dividend payments as if he or she were an actual stockholder, unless otherwise provided by the Administrator.

Cash Awards.  Cash awards that confer upon a participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established by the Administrator for a performance period may also be granted under the 2006 Plan.  As described below, the Administrator will establish organizational or individual performance goals in its discretion within the parameters of the 2006 Plan, which, depending on the extent to which they are met, will determine the timing of any payment of a cash award earned by virtue of performance. The 2006 Plan provides specific measures from which the Administrator may base performance goals.  Specifically, performance goals to be used for awards shall be chosen from one or more of the following measures: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria.

Before payment of any compensation under any award intended to qualify as “performance-based compensation” under Section 162(m), the Administrator is required to certify the extent to which any performance criteria and any other material terms under such award have been satisfied.  Notwithstanding satisfaction or completion of any performance criteria, to the extent specified at the time of grant of an award to “covered employees” within the meaning of Section 162(m), the number of shares of common stock, options or other benefits granted, issued, retained or vested under an award on account of satisfaction of such performance criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

Termination or Amendment.  The 2006 Plan will automatically terminate 10 years from the date of its adoption by our board of directors, unless terminated at an earlier time by our board of directors.  The Administrator may amend, alter or discontinue the 2006 Plan at any time, provided that any such amendment shall be subject to the approval of the stockholders of the Company in the manner and to the extent required by applicable law.  No amendment, suspension or termination of the 2006 Plan shall materially impair the rights of any award, unless agreed otherwise between the participant and the Administrator.  Additionally, termination of the 2006 Plan shall not affect the Administrator’s ability to exercise the powers granted to it thereunder with respect to awards granted under the 2006 Plan before the date of such termination.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2006 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares within two years following the date the option was granted or within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Stock Awards.  A participant acquiring restricted stock pursuant to a stock award generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

There are no immediate tax consequences of receiving a stock award consisting of stock units.  A participant who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant.  Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.  The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Cash Awards.  A participant generally will recognize no income upon the grant of a cash award. Upon the payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of stock, the participant generally will be taxed in the same manner as described above (see discussion under “Stock Awards”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of May 31, 2008, which is the end of our most recent fiscal year, the number of securities issuable pursuant to options already granted and authorized to be granted under the 2006 Plan and the Open Energy Corporation 2004 Consultant Compensation Plan, which we refer to as the “2004 Plan” in this proxy statement.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)) (c)
Equity compensation plans approved by security holders	15,470,386	0.50	1,029,614
Equity compensation plans not approved by security holders	2,100,000	0.44	9,432,017	(1)
Total	17,570,386	0.50	10,461,631

(1)

Reflects securities issuable under the 2004 Plan. Under the 2004 Plan, our board of directors, or a designated committee of two or more members of our board of directors, is authorized to issue up to 9,771,000 shares of our common stock to our consultants or advisors or to those of our subsidiaries. Stock grants under the 2004 Plan are restricted to consultant or advisors who, in the discretion of our board of directors or designated committee have provided or will provide significant bona fide services to us or an affiliated entity (other than services in connection with a capital raising transaction, investor relations or market making services) pursuant to the terms of a written contract. Our board of directors or designated committee, in its sole discretion, is empowered to make all decisions with respect to stock grants under the 2004 Plan, including when to make a grant, the number of shares, vesting of the grant or restrictions on future transferability of the shares issued pursuant to a grant under the 2004 Plan.  As of May 31, 2008, a total of 338,983 shares of common stock under the 2004 Plan were issued and outstanding.

Number of Awards Granted to Employees, Officers, Directors and Consultants

The number of awards that an employee, officer, director or consultant may receive under the 2006 Plan is at the discretion of the Administrator and therefore cannot be determined in advance.  The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the 2006 Plan during the last fiscal year and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Securities Underlying Options Granted	Average Per Share Exercise Price ($)
David P. Saltman, Chief Executive Officer	3,500,000	$0.53
David Field, President and Chief Operating Officer	2,000,000	$0.51
Aidan Shields, Chief Financial Officer	1,200,000	$0.52
Christopher S. Gopal, Executive Vice President, World Wide Operations	1,200,000	$0.58
Dalton W. Sprinkle, General Counsel and Senior Vice President	650,000	$0.42
All executive officers, as a group	8,550,000	$0.52
All directors who are not executive officers, as a group	250,000	$0.58
All employees who are not directors or executive officers	3,350,000	$0.51

In addition, following the end of the fiscal year and after the amendments to our 2006 Plan that are discussed in this proposal were approved by our board of directors, our board of directors approved the option grants set forth in the table below.  Other than the grants discussed in the table below, we have not determined the number or type of awards that we may grant under the 2006 Plan in the future.

Name of Individual or Group	Grant Date	Number of Securities Underlying Options Granted	Average Per Share Exercise Price ($)
David P. Saltman, Chief Executive Officer	9/23/2008	500,000	$0.067
David Field, President and Chief Operating Officer	9/23/2008	11,618,254	$0.067
Aidan Shields, Chief Financial Officer	9/23/2008	6,249,378	$0.067
Christopher S. Gopal, Executive Vice President, World Wide Operations	9/23/2008	8,606,987	$0.067
Dalton W. Sprinkle, General Counsel and Senior Vice President	9/23/2008	5,278,245	$0.067
Kenneth F. Potashner, Director	10/24/2008	1,209,141	$0.062
All executive officers, as a group		32,252,864	$0.067
All directors who are not executive officers, as a group		1,209,141	$0.062
All employees who are not directors or executive officers		14,664,235	$0.067

The following table sets forth the number of options granted that are set forth in the table above that were intended to be incentive stock options.

Name of Individual or Group	Grant Date	Number of Securities Underlying Options Granted	Number of Securities Underlying Options Granted Intended to be Incentive Stock Options
David P. Saltman, Chief Executive Officer	9/23/2008	500,000	500,000
David Field, President and Chief Operating Officer	9/23/2008	11,618,254	11,618,254
Aidan Shields, Chief Financial Officer	9/23/2008	6,249,378	6,249,378
Christopher S. Gopal, Executive Vice President, World Wide Operations	9/23/2008	8,606,987	8,606,987
Dalton W. Sprinkle, General Counsel and Senior Vice President	9/23/2008	5,278,245	5,278,245
Kenneth F. Potashner, Director	10/24/2008	1,209,141	0
All executive officers, as a group		32,252,864	32,252,864
All directors who are not executive officers, as a group		1,209,141	0
All employees who are not directors or executive officers		14,664,235	14,664,235

To the extent the grants set forth in the table above were intended to be incentive stock options, if the amendments discussed in this proposal are not ratified and approved by our stockholders within one year from the date our board of directors approved such amendments, then the options granted will be nonqualified stock options and the individuals to whom such options were granted will not be entitled to the favorable tax treatment afforded to incentive stock options.  See "Summary of U.S. Federal Income Tax Consequences—Incentive Stock Options," above.

No Appraisal Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock represented at the stockholder meeting.  As a result, abstentions and broker non-votes will have the same effect as negative votes.  If this proposal is not approved by required stockholder vote, the 2006 Plan will continue to be administered in its current form including the proposed amendments discussed in this proposal.  However, without stockholder approval, the number of incentive stock options available for issuance under the 2006 Plan will not be amended or increased from the number previously approved by our stockholders notwithstanding the approval of the proposed amendments discussed in this proposal by our board of directors. For this reason, we are submitting this proposal to our stockholders for their approval.

OUR BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 24, 2008, regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of five percent or more of our common stock, (ii) each of our named executive officers, (iii) each of our directors and nominees and (iv) all of our named executive officers and directors and nominees as a group.  Information with respect to beneficial ownership has been furnished by each director, executive officer or five percent or more stockholder, as the case may be.  The address for all executive officers and directors is c/o Corporate Secretary at Open Energy Corporation, 514 Via de la Valle, Suite 200, Solana Beach, California 92075.

Percentage of beneficial ownership is calculated based on 127,952,400 shares of common stock outstanding as of October 24, 2008.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable within 60 days of October 24, 2008. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares Beneficially Owned

5% Stockholders:
Cornell/YA Global Investments, L.P.	6,667,639	(1)	4.9%
The Quercus Trust	735,120,222	(2)	86.3%

Named Executive Officers and Directors :
David P. Saltman	5,596,522	(3)	4.3%
David Field	2,313,120	(4)	1.8%
Aidan Shields	910,081	(5)	*
Kenneth F. Potashner	250,000	(6)	*
David Anthony	—		*
Joseph Bartlett	—		*
Tom Naylor	—		*

All Named Executive Officers and Directors as a group (7 persons)	9,069,723	(7)	6.6%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Consists of 1,000,000 shares of common stock and 5,667,639 shares of common stock issuable upon exercise of warrants. Does not include 99,217,418 shares of common stock acquirable upon the exercise of warrants held by this stockholder that are subject to exercise caps. Pursuant to the terms of these warrants, the number of shares of common stock that may be acquired by the stockholder upon any exercise of such security is limited, to the extent necessary, to ensure that following such exercise, the number of shares of our common stock then beneficially owned by the stockholder, and any other persons or entities whose beneficial ownership of common stock would be aggregated with the stockholder for purposes of the Exchange Act, does not exceed 4.99% of the total number of shares of our common stock then outstanding.  All investment decisions of, and control of, YA Global Investments, L.P. are held by its investment manager, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. The principal business address of YA Global Investments is 101 Hudson Street, Suite 3700, Jersey City, NJ 07302.

(2)

Consists of 12,044,500 shares of common stock, 229,885,057 shares of common stock issuable upon conversion of a convertible note dated September 19, 2007 and 493,190,665 shares of common stock issuable upon exercise of warrants.  All investment decisions of, and control of, The Quercus Trust, are made by and vested in David Gelbaum, its trustee.  This stockholder’s address is c/o Joseph P. Bartlett, Esq., Law Offices of Joseph P. Bartlett, Esq., 1900 Avenue of the Stars, Suite 2100, Los Angeles, CA 90067.

(3)	Consists of 2,096,522 shares of common stock and 3,500,000 shares of common stock issuable upon exercise of currently vested options.
(4)	Consists of 2,313,120 shares of common stock issuable upon exercise of currently vested options.
(5)	Consists of 910,081 shares of common stock issuable upon exercise of currently vested options.

(6)	Consists of 250,000 shares of common stock issuable upon exercise of currently vested options.

(7)	See footnotes 3 through 6 inclusive.

CORPORATE GOVERNANCE

Meetings of our Board of Directors and its Committees

Our board of directors held 11 regularly scheduled meetings and five special meetings during fiscal year 2008.  No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our board of directors and of the total number of meetings of committees of our board of directors on which he/she served during such person’s tenure on our board of directors and respective committees.

Our board of directors has, and appoints members to, a compensation committee, an audit committee and a nominating & governance committee. None of our committees operate under a written charter. The current members of these committees are identified below.

Director	Compensation		Audit		Nominating & Governance
David Anthony	☒	(Chair)	☒	(Chair)	☒
Joseph Bartlett	☒				☒
David A. Field
Kenneth F. Potashner	☒		☒		☒

Compensation Committee.  Our compensation committee consists of Messrs. Anthony, Bartlett and Potashner, with Mr. Anthony serving as its chairman. Our compensation committee held three meetings, including telephonic meetings, during fiscal year 2008.  Mr. Potashner is independent as defined by the Nasdaq Marketplace Rules and SEC rules. The functions of this committee include, among other things:

•                  reviewing and, as it deems appropriate, recommending to our board of directors policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and changes to our employee benefit plans;

•                  establishing appropriate incentives for our officers, including our chief executive officer, to encourage high performance, promote accountability and adherence to company values and further our long-term strategic plan and long-term value; and

•                  exercising authority under our employee benefit plans, such as granting options under a pool approved by our board of directors for such purpose.

Audit Committee.  Our audit committee consists of Messrs. Anthony and Potashner, with Mr. Anthony serving as its chairman. Our audit committee held four meetings, including telephonic meetings, during fiscal year 2008.  Mr. Potashner is independent, as defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq Marketplace Rules.  Our board of directors has not yet determined if any member of our audit committee qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The functions of this committee include, among other things:

•                  meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•                  meeting with our independent auditors and with internal financial personnel regarding the adequacy of our internal controls and the objectivity of our financial reporting;

•                  recommending to our board of directors the engagement of our independent auditors;

•                  reviewing our quarterly and audited financial statements and reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and

•                  reviewing our financial budgets and projections and reporting any recommendations to our board of directors.

Both our independent auditors and internal financial personnel have unrestricted access to our audit committee.

Nominating & Governance Committee.  Our nominating & governance committee consists of Messrs. Potashner, Anthony and Bartlett, with Mr. Potashner serving as its chairman. Our nominating & governance committee held six meetings during fiscal year 2008. Mr. Potashner is an independent director, as defined in the Nasdaq Marketplace Rules. The functions of this committee include, among other things:

•                  reviewing and recommending nominees for election as directors;

•                  assessing the performance of our board of directors;

•                  developing guidelines for board composition; and

•                  reviewing and administering our corporate governance guidelines and considering other issues relating to corporate governance.

Director Nomination Process

Director Qualifications

In evaluating director nominees, our nominating & governance committee considers, among others, the following factors:

•                  the size of our board of directors;

•                  personal and professional integrity, independence, ethics and values;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•                  experience in our industry; and

•                  experience as a board member of other publicly held companies.

Our nominating & governance committee’s goal is to assemble a board of directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, our nominating & governance committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating & governance committee may also consider such other facts as it may deem are in the best interests of the Company and our stockholders.  Our nominating & governance committee does, however, believe it appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of an “independent director” under the Nasdaq Marketplace Rules.  At this time, our nominating & governance committee also believes it appropriate for our chief executive officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors

Our nominating & governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service.  Current members with qualifications and skills that are consistent with our nominating & governance committee’s criteria for board of directors service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective.  If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, our nominating & governance committee identifies the desired skills and experience of a new nominee in light of the criteria above.  Our nominating & governance committee generally polls our board of directors and members of management for their recommendations.  Our nominating & governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts.  Our nominating & governance committee reviews the qualifications, experience and background of the candidates.  Final candidates are interviewed by our independent directors and executive management.  In making its determinations, our nominating & governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best help us attain success and represent stockholder interests through the exercise of sound judgment.  After review and deliberation of all feedback and data, our nominating & governance committee makes its recommendation to our board of directors.  Historically, our nominating & governance committee has not relied on third-party search firms to identify board of directors candidates.  Our nominating & governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Our nominating & governance committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations.  Our nominating & governance committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for membership on our board of directors, based on the established factors considered in evaluating nominees for our board of directors.  However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated.  Stockholders wishing to suggest a candidate for director should write to our corporate secretary. To be considered, the recommendation for a candidate must include the following written information: (i) the stockholder’s name and contact information; (ii) a statement that the writer is a stockholder and is proposing a candidate for consideration by our nominating & corporate governance committee; (iii) the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate’s business and educational experience; (v) information regarding each of the factors listed above, other than that regarding the size and composition of our board of directors, sufficient to enable our nominating & corporate governance committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to our board of directors; (vii) a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors; (viii) detailed information about any relationship or understanding between the proposing stockholder and candidate; and (ix) a list of three character references, including complete contact information for such references. In order to give our nominating & governance committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our corporate secretary at our principal executive offices not later than the 120th calendar day before the one year anniversary of the date our proxy statement was mailed to stockholders in connection with the previous year’s annual meeting of stockholders.

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors c/o Corporate Secretary at Open Energy Corporation, 514 Via de la Valle, Suite 200, Solana Beach, California 92075.  Our corporate secretary will review all correspondence addressed to our board of directors, or any individual director, for any inappropriate correspondence and correspondence more suitably directed to management.  Our corporate secretary will forward appropriate stockholder communications to our board of directors prior to its next regularly scheduled meeting following the receipt of the communication.  Our corporate secretary will summarize all correspondence not forwarded to our board of directors and make the correspondence available to our board of directors for its review at our board of director’s request.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•                  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

•                  compliance with applicable governmental laws, rules and regulations;

•                  the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•                  accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer.  If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors.  Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics is available, free of charge, on our website at www.openenergycorp.com.  Please note, however, that the information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.  We will also provide copies of this document, free of charge, to any stockholder upon written request to our Corporate Secretary at Open Energy Corporation, 514 Via de la Valle, Suite 200, Solana Beach, California 92075.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend.

Material Proceedings

To our knowledge, none of our directors, nominees for director, officers or affiliates, no owner of record or beneficial owner of more than five percent of our securities, or any associate of any of the foregoing, is a party adverse to us, or has a material interest adverse to us, in any material proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish to us copies of all Section 16(a) reports they file.

Based solely on our review of the reports, except as described below, we believe that all required Section 16(a) reports were timely filed during our last fiscal year:  Mr. Field filed a late Form 4 on June 20, 2007 reporting one transaction; the report was filed on the next trading day.  The Quercus Trust filed a Form 4 on August 16, 2007 reporting four transactions, one of which took place on July 25, 2007 and another of which took place on August 13, 2007.  The Quercus Trust also filed a late Form 4 on September 26, 2007, reporting two transactions which occurred on September 19, 2007.  Each of Messrs Kemper, Gopal,

Potashner and Eckert filed late Form 3s on November 13, 2007 reporting his or her appointment as a director, or in the case of Mr. Gopal, his appointment as an executive officer, which appointments were effective November 1, 2007.  In addition, each of Messrs. Kemper, Gopal, Potashner and Eckert received options grants on November 1, 2007, and each filed a late Form 4 reporting the option grant transaction on November 6, 2007.  Mr. Saltman filed a late Form 4 on November 26, 2007 reporting one transaction which was effected on November 20, 2007. None of our directors, executive officers or greater than 10% beneficial owners filed any Form 5s.

EXECUTIVE MANAGEMENT

The following table sets forth information as to persons who currently serve as our executive officers.

Name	Age	Position
David P. Saltman	54	Chief Executive Officer*
David Field	47	President and Chief Operating Officer*
Aidan Shields	41	Chief Financial Officer and Treasurer
Christopher S. Gopal, Ph.D.	56	Executive Vice President, World Wide Operations
Dalton W. Sprinkle	35	General Counsel, Senior Vice President and Corporate Secretary

*            Mr. Saltman will serve as our chief executive officer through October 31, 2008. Mr. Field will serve as our chief executive officer effective November 1, 2008.

For information about Mr. Field, see “Proposal No. 1-Election of Directors,” above.

David P. Saltman is our chief executive officer, a position he has held since September 2005. From September 2005 to October 2007, Mr. Saltman served as our president. From June 2000 to September 2005, Mr. Saltman was a senior executive of BioComposites International, Inc., a company producing natural fiber reinforced plastics for a wide range of industrial applications, including automotive interiors, building materials and consumer products. Mr. Saltman served on the President’s Advisory Council that created environmental purchasing guidelines for the federal government, and is the recipient of several awards from the American Marketing Association and the National Recycling Coalition for his work on sustainable technologies. Prior to his efforts in the energy sector, Mr. Saltman enjoyed a career in the entertainment industry, including being a founder of the “E!” Entertainment Network. Mr. Saltman is a former board member of the California League of Conservation Voters and currently sits on the board of directors of CALEAP, a California clean energy bond initiative. In 1978, Mr. Saltman earned a Bachelor of Arts Degree in Motion Picture/Television Production from UCLA.

Aidan Shields was appointed as our chief financial officer effective as of June 5, 2007. Prior to joining us, Mr. Shields was chief financial officer of Satellite Security Corporation, a start-up micro-cap company in the wireless GPS technology space from May 2006 to March 2007. Previously, he spent 11 years with Gap Inc. in several roles, including chief financial officer of the Outlet Division and senior director and controller of the Old Navy Division. During his time with Old Navy, the division grew from a start up to the fastest growing retailer in U.S. history. While at Gap Inc., Mr. Shields spent time in a multitude of roles supporting real estate, financial planning, business development, marketing effectiveness, supply chain, operations and SEC reporting. Before joining Gap Inc., Mr. Shields worked for Minerals Technologies Inc. in Cork, Ireland and Europe. Mr. Shields is a native of the Republic of Ireland and is a graduate of the Institute of Chartered Accountants in Ireland. He received his training as a Chartered Accountant with KPMG in Ireland.

Christopher S. Gopal, Ph.D. is currently our Executive Vice President, World Wide Operations, a position he has held since November 2007. From November 2006 to October 2007, he was a director at Deloitte Consulting, and served as an independent consultant to electronics manufacturing firms from September 2005 to November 2006. He was the vice president of Commercial Supply Chain at SAIC from June 2003 to August 2005. Prior to that, Mr. Gopal was the vice president of Global Supply Chain Services at Unisys from November 2001. He has served as Vice President Worldwide Operations for Dell Computer and worked for, and consulted to, many of the leading global companies in the technology and consumer product industries, where he has helped develop supply chain strategy and information strategy, source products, and then executed those strategies for world-class results. In addition to his corporate experience, Mr. Gopal has been involved in small and startup companies in the technology and telecommunications industries, the most recent of which was Telseon, a next-generation telecommunication company. Mr. Gopal is recognized as a thought leader in the industry, has been an invited speaker and panel member at leading supply chain and information technology forums, and has co-authored three books on the subject. Mr. Gopal holds a Ph.D. from the University of Southern California, and an MBA from the Cranfield School of Management, UK.

Dalton W. Sprinkle currently serves as our general counsel, senior vice president and secretary, positions he has held since January 2008. Mr. Sprinkle served on our board of directors from December 2006 through January 2008. From June 2007 through January 2008, Mr. Sprinkle was an attorney in private practice. Mr. Sprinkle was president and chief executive officer and a director of Integrated Dental Solutions, Inc., an international dental services company headquartered in San Diego from September 2006 through June 2007. Mr. Sprinkle was special counsel to Sheppard Mullin Richter & Hampton LLP from October 2005 through September 2006, where he counseled public and private companies on a wide range of business and legal issues. From July 2004 through October 2005, Mr. Sprinkle was associated with Luce, Forward, Hamilton & Scripps, where he practiced corporate and securities law with an emphasis on private placements of real estate securities and REITs. From November 2002 through July 2004, Mr. Sprinkle was associated with Morgan, Lewis & Bockius in Los Angeles where he practiced corporate and securities law with an emphasis on renewable and other energy transactions. Mr. Sprinkle serves on the board of directors of a private company in the distilled spirits business. Mr. Sprinkle earned his Juris Doctor degree, cum laude, from Georgetown University Law Center, where he served as editor-in-chief of The Tax Lawyer, and received his B.A. degree, magna cum laude, from the University of Southern California.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides information regarding the compensation earned during the fiscal year ended May 31, 2008 by our chief executive officer and our two other most highly compensated executive officers who were employed by us as of May 31, 2008. We refer to our chief executive officer and these other executive officers as our “named executive officers” elsewhere in this document.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (2)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
David P. Saltman	2008	244,423	—	4,496,226	(6)	1,650,000	—	—	8,709	6,399,358
Chief Executive Officer	2007	251,880	—	5,395,472	(6)	—	—	—	10,665	5,658,016
David Field	2008	198,308	—	—		980,000	—	—	6,525	1,184,833
Chief Operating Officer & President (4)	2007	82,223	—	—		93,000	—	—	431	175,654
Aidan Shields	2008	168,215	—	—		590,000	—	—	3,077	761,292
Chief Financial Officer (5)	2007	—	—	—		—	—	—	—	—

(1)

This column represents the compensation expense recognized for financial statement reporting purposes in fiscal 2008 and 2007 for stock awards granted in fiscal 2006, in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004) Share - Based Payments, or SFAS 123R. These amounts reflect the Company’s accounting expense for these awards, and do not represent the actual value that may be realized by the named executive officer. For additional information, please see “Accounting for Stock Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on September 15, 2008.

(2)

Stock options were granted as follows for the fiscal year ended May 31, 2008: 3,500,000 to David P. Saltman of which 500,000 were cancelled following the end of the fiscal year; 2,000,000 to David Field of which 12,500 were cancelled following the end of the fiscal year; and 1,200,000 to Aidan Shields. For the fiscal year ended May 31, 2007, 300,000 stock options were granted to David Field. Refer to “Accounting for Stock Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC September 15, 2008 for the relevant assumptions used to determine the valuation of our option awards.

(3)	Amounts shown include 401K matching, and payments for family medical insurance above the single employee rate that is typically paid for all employees.

(4)	David Field became an employee of the Company on November 1, 2006. He was appointed chief operating officer on June 5, 2007, and president on October 1, 2007.
(5)	Aidan Shields was appointed as our chief financial officer on June 12, 2007, which was subsequent to our 2007 fiscal year.
(6)

Pursuant to the terms of Mr. Saltman’s employment agreement, he was granted a total of 8,235,662 shares of common stock on September 15, 2005, such shares vesting quarterly commencing on December 31, 2005, with 686,305 shares vesting in each of the first five quarters, 1,601,378 shares vesting in May and August of 2009 and the remaining 1,601,381 vesting in November 2009. All unvested shares were forfeited after May 31, 2008 pursuant to the letter agreement described below under Employment Arrangements and Change in Control Arrangements. Mr. Saltman is responsible for making arrangements with respect to tax withholdings.

Grants of Plan-Based Awards

All plan-based awards granted to our named executive officers are incentive stock options.  The exercise price per share of each option granted to our named executive officers was the closing price of our stock on the date of the grant, unless the markets were closed on that date, in which case the price per share was the closing price on the next business day when the markets were open.  All options were granted under our 2006 Stock Incentive Plan.

The following table presents information concerning grants to each of the named executive officers during the fiscal year ended May 31, 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#) (1)	($/Sh) (2)	($) (3)
David P Saltman	6/15/07	—	—	—	—	—	—	—	1,000,000	0.46	400,000
	10/15/07	—	—	—	—	—	—	—	2,500,000	0.56	1,250,000
David Field	12/01/06	—	—	—	—	—	—	—	300,000	0.48	93,000
	6/15/2007	—	—	—	—	—	—	—	1,000,000	0.46	480,000
	10/15/07	—	—	—	—	—	—	—	1,000,000	0.56	500,000
Aidan Shields	6/15/07	—	—	—	—	—	—	—	500,000	0.46	240,000
	10/15/07	—	—	—	—	—	—	—	700,000	0.56	350,000

(1)	For David Saltman, 500,000 of these option awards were cancelled, and for David Field, 12,500 option awards were cancelled following the end of the fiscal year.
(2)	The exercise price of the stock option awards is equal to the closing price of the common stock on the date of the grant.
(3)

Refer to “Accounting for Stock-Based compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on September 15, 2008 for the relevant assumptions used to determine the valuation of our option awards.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended May 31, 2008, including the value of the stock awards.

	Option Awards						Stock Awards
Equity
Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market
									Awards:	or Payout
									Number of	Value of
				Equity				Market	Unearned	Unearned
				Incentive			Number	Value	Shares,	Shares,
				Plan Awards			of Shares	of Shares	Units, or	Units, or
	Number of	Number of		Number of			or Units	or Units	Other	Other
	Securities	Securities		Securities			of Stock	of Stock	Rights	Rights
	Underlying	Underlying		Underlying	Option		That	That	That	That
	Unexercised	Unexercised		Unexercised	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)	Options (#)		Unearned	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		Options	($)	Date	(#) (5)	($)	(#)	($)
David P. Saltman	500,000	—	(1)	—	0.46	6/15/2017	4,804,137	1,393,200	—	—
	775,001	1,724,999	(2)	—	0.56	10/15/2017	—	—	—	—
David Field	145,833	141,667	(3)	—	0.48	12/1/2016	—	—	—	—
	833,332	166,668	(4)	—	0.46	6/15/2017	—	—	—	—
	249,999	750,001	(4)	—	0.56	10/15/2017	—	—	—	—
Aidan Shields	408,335	91,665	(4)	—	0.46	6/15/2017	—	—	—	—
	174,999	525,001	(4)	—	0.56	10/15/2017	—	—	—	—

(1)	Vested on issue.
(2)	Vesting 1/12th per quarter after initial vesting.
(3)	A portion of which are performance based.
(4)	Vesting 1/12th per quarter.
(5)	Vesting was to occur as follows: 1,601,378 on May 20, 2009, 1,601,378 on August 20, 2009, and 1,601,381 on November 20, 2009. See note (6) to the Summary Compensation Table above.

Option Exercises and Stock Vested at Fiscal Year End

During the fiscal year ended May 31, 2008, no stock options were exercised by any named executive officer and no stock vested for any named executive officer.

Pension Benefits

We do not have any defined benefit plans at this time.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans.

Employment Arrangements and Change in Control Arrangements

We entered into an employment agreement dated August 25, 2005, with David P. Saltman whereby we appointed Mr. Saltman as our president and chief executive officer. The term of the employment agreement is from September 15, 2005 to September 30, 2008, and automatically extends for additional one-year terms unless either party gives notice of its election to terminate the agreement at least 90 days prior to the expiration of the then-current term. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Saltman an annual base salary of $250,000 plus annual bonuses as determined by our board of directors, based upon our financial achievements. In addition, and in partial consideration for the services of Mr. Saltman as president and chief executive officer, he was granted a total of 8,235,662 shares of common stock on September 15, 2005. Such shares vest quarterly commencing on December 31, 2005, with 686,305 shares being vested for each of the first 11 quarters and 686,307 shares being vested in the 12th and final quarter.  On January 30, 2007, Mr. Saltman’s employment agreement was amended to provide that all shares that were scheduled to vest on March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, would instead vest ratably on March 31, 2008, June 30, 2008, and September 30, 2008.  All unvested shares will be forfeited if the employment agreement is terminated by us for cause or if Mr. Saltman terminates the employment agreement other than for good reason. Upon Mr. Saltman’s death, disability, termination by us other than for cause, or termination by Mr. Saltman for good reason or upon a change of control, as provided in the employment agreement, all unvested shares shall immediately vest. Finally, Mr. Saltman is entitled to certain benefits, reimbursement of qualified expenses, a $600 per month automobile allowance and reasonable office support services at our corporate headquarters, as set out in the employment agreement.

On September 18, 2008, we entered into a letter agreement with Mr. Saltman pursuant to which we and Mr. Saltman agreed to terminate his employment agreement effective September 18, 2008, and as a result, all rights and obligations of the parties thereunder were terminated. For the period from September 18, 2008 to October 31, 2008, Mr. Saltman will continue to serve as our chief executive officer and will be paid a base salary of $250,000 per annum. He will also be entitled to participate in our health plans to the same extent as our other senior executives. Mr. Saltman’s employment with us under the letter agreement may be terminated at any time. If his employment is terminated without cause by us or for good reason by him, we agreed to pay him an amount equal to his base salary for the remainder of the term of his employment under the letter agreement.

In addition, under the terms of the letter agreement, we agreed to (i) pay $112,863 to the appropriate taxing authorities on behalf of Mr. Saltman in satisfaction of withholding liabilities he incurred in connection with previous restricted stock grants, and a “gross up” payment to Mr. Saltman of $54,803, (ii) accelerate the vesting in full of options Mr. Saltman held to purchase 3 million shares of our common stock, and to make such options exercisable through March 31, 2010 at the exercise price of the option we agreed to grant to Mr. Saltman that is described in the following clause, and (iii) grant Mr. Saltman an additional option to purchase up to 500,000 shares of our common stock, which will be immediately vested and have an exercise price equal to the exercise price of stock options granted to our other senior executives between September 18, 2008 and October 31, 2008.

On November 1, 2006, we appointed David Field as Senior Vice President of Business Development and entered into an employment agreement with him, which was amended June 15, 2007, upon his promotion to Executive Vice President and Chief Operating Officer. Mr. Field was also appointed as our President effective October 1, 2007. Pursuant to Mr. Field’s employment agreement, as amended, we agreed to pay him an annual base salary of $175,000.  Provided that the Company has achieved its funding and revenue targets for the period June 1 through September 30, 2007, the base salary will be increased to $225,000 as of October 1, 2007. We may, in our sole and absolute discretion, pay Mr. Field a bonus payment as may be determined by our board of directors. Per the June 15, 2007 amendment, Mr. Field was granted options for an additional 1,000,000 shares, which options vest quarterly, based on company performance against the agreed business plan, over three years. In addition, we may, in our sole and absolute discretion, award Mr. Field other forms of equity compensation.  Mr. Field is eligible to participate in the standard fringe benefits package and incentive compensation plans generally made available to our executive management employees.

On September 18, 2008, we entered into a retention agreement with Mr. Field pursuant to which we agreed to grant him an option to purchase 2.5% of the fully diluted shares of the Company, which is estimated to be approximately 30,228,000 shares of our common stock, in exchange for the cancellation of all other options held by him. In addition, we agreed that if his employment is terminated by us without cause or by him for good reason, he would be entitled to severance equal to three months of his base salary at the time of termination. Such severance supersedes and replaces all other severance packages previously granted to Mr. Field.

On June 12, 2007, we appointed Aidan Shields as our chief financial officer and entered into an employment agreement with him pursuant to which we agreed to pay him an annual base salary of $175,000. We will base our annual salary, bonus and equity compensation for Mr. Shields on a benchmark study versus similar roles, experience levels and positions in the marketplace as well as his performance and our economic circumstances.  Mr. Shields’ salary was increased to $200,000 per year effective October 15, 2007. Mr. Shields is entitled to participate in a fiscal 2007-08 bonus incentive plan to be designed and approved by our chief executive officer and our compensation committee. The amount of his bonus is based on the attainment of a fiscal 2007-08 performance target and based on his and our performance. Under the terms of his employment agreement, we also agreed to grant Mr. Shields an option to purchase 500,000 shares of our common stock which vests quarterly over a three year period.  In addition, we agreed to review his equity compensation package as part of a senior officer review during negotiations and on the completion of a new round of equity or debt financing.  In addition, we may, in our sole and absolute discretion, award Mr. Shields other forms of equity compensation.  Mr. Shields is eligible to participate in the standard fringe benefits package and incentive compensation plans generally made available to our executive management employees.

On September 18, 2008, we entered into a retention agreement with Mr. Shields that is identical to the retention agreement we entered into with Mr. Field, discussed above, except that we granted Mr. Shields an option to purchase 1.4% of the fully diluted shares of the Company, which is estimated to be approximately 16,928,000 shares of our common stock, in exchange for the cancellation of all other options held by him.

The stock option agreements of our named executive officers provide that, generally, in case of a change of control, the option will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  If the successor corporation refuses to assume or substitute for the option, then immediately before and contingent on the consummation of the change in control, the optionee will fully vest in and have the right to exercise his or her options. As of May 31, 2008, the value of the unvested, in-the-money options of our named executive officers that would accelerate upon a change of control, based on the difference between the closing price on the last trading day of the year of $0.30 per share and the exercise price of the respective options, was as follows:

Name	Option Value as of May 31, 2008
David P. Saltman	$—
David Field	—
Aidan Shields	—

Director Compensation

We compensate the non-employee members of our board of directors in the amount of $40,000 per annum, payable in quarterly installments. The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities by the non-employee members of our board of directors for the fiscal year ended May 31, 2008. Other than as set forth below and the reimbursement of actual and ordinary out-of-pocket expenditures, we did not compensate any of our directors for their services as directors during the fiscal year ended May 31, 2008.

					Change in Pension Value and
				Non-Equity	Nonqualified
	Fees			Incentive	Deferred
	Earned or	Stock	Options	Plan	Compensation	All Other
	Paid in	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Cash ($)	($)	($) (1)	($)	($)	($)	($)
Edward Douglas Ward (2)	55,000	—	150,000	—	—	—	205,000
Kenneth F. Potashner (3)	10,000	—	127,500	—	—	—	137,500
Steven J. Kemper (4)	10,000	—	127,500	—	—	—	137,500

(1)

Refer to “Accounting for Stock-Based compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on September 15, 2008 for the relevant assumptions used to determine the valuation of our option awards.

(2)	Edward Douglas Ward has outstanding options to purchase an aggregate of 460,000 shares as of May 31, 2008. Mr. Ward resigned from our board of directors on October 3, 2008.
(3)	Kenneth F. Potashner has outstanding options to purchase an aggregate of 250,000 shares as of May 31, 2008.
(4)	Steven J. Kemper has outstanding options to purchase an aggregate of 250,000 shares as of May 31, 2008. Mr. Kemper resigned from our board of directors on October 3, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

It is our policy and procedure to have all transactions with a value above $120,000, including loans, between us and our officers, directors and principal stockholders and their affiliates, reviewed and approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and that such transactions be on terms no less favorable to us than those that we could obtain from unaffiliated third parties. We believe that all of the transactions described below were reviewed and approved under the foregoing policies and procedures.

Related Party Transactions

Since June 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party to in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest, other than the transactions described below.

As described in more detail in our Current Report on Form 8-K filed with the SEC on September 18, 2008, on September 12, 2008, we entered into a securities purchase agreement with The Quercus Trust, which at the time held, and continues to hold, more than five percent of our outstanding common stock. Under the terms of the securities purchase agreement we agreed to sell warrants to The Quercus Trust to acquire, in the aggregate, 235,000,000 shares of our common stock in exchange for $4.2 million of cash, $300,000 of forgiveness of accrued interest on our Series B Convertible Notes held by The Quercus Trust and a $200,000 restructuring fee for the amendment of certain terms of the $3.5 million secured loan previously extended to us by The Quercus Trust. The warrants have an exercise price of $0.067 per share, subject to adjustment. The terms of the $3.5 million secured loan that were amended are the following: (i) we extended the maturity date of the loan from October 2008 to March 2009, (ii) we reduced the borrowing base collateral requirement to 100% of the outstanding loan amount, and (iii) we eliminated the requirement that we make prepayments of the loan with the proceeds of California state solar rebates that we receive.

In addition, under the terms of the securities purchase agreement, we amended the terms of our Series B Convertible Notes held by The Quercus Trust to: (i) grant voting rights to the holders of the Series B Convertible Notes on an as converted basis, which will require an amendment of our articles of incorporation before such rights may apply and a failure to effect such amendment within six months of the closing under the securities purchase agreement would be deemed a trigger event under the Series B Convertible Notes; (ii) include certain protective provisions in the Series B Convertible Notes, including limitations on our ability to effect stock redemptions, incur indebtedness in excess of $500,000, engage in certain merger, acquisition or similar transactions, effecting material changes to our business, or entering into compensation arrangements with our officers and directors; and (iii) provide that future interest payments under the Series B Convertible Notes will be made in warrants with substantially the same terms as set forth in the warrants issued pursuant to the securities purchase agreement.

As described in more detail in our Current Report on Form 8-K filed with the SEC on April 30, 2008, on April 30, 2008 we entered into a loan and security agreement with The Quercus Trust pursuant to which The Quercus Trust agreed to loan us up to $3.5 million secured by a first priority security interest in all of our inventory, accounts receivable and money and deposit accounts. The unpaid principal amount of our borrowings is due in full on October 30, 2008, and interest is payable in warrants to acquire shares of our common stock at an exercise price of $0.506 per share. The total number of warrants that may be issued, assuming we borrow the maximum amount of $3.5 million, is 1,389,096, which the parties agreed equates to an 18% per annum interest rate. On April 30, 2008, we borrowed $1,550,000 under the loan and security agreement and on that day we issued warrants to acquire 615,171 shares of our common stock to The Quercus Trust in connection therewith.

As described in more detail in our Current Report on Form 8-K filed with the SEC on September 25, 2007,  on September 19, 2007, we entered into a securities purchase agreement with The Quercus Trust for the private placement of (i) a convertible note in the principal amount of $20,000,000 and (ii) a warrant to acquire up to 40,000,000 shares of common stock for a purchase price of $20,000,000.  The maturity date on the convertible note is September 19, 2010 and the note accrues interest at a rate of 6% per annum, with accrued interest due and payable quarterly in arrears on each January 1, April 1, July 1 and October 1 beginning on the first such date after September 19, 2007. The conversion price of this note was initially $0.50 per share, subject to adjustment.  The note provides The Quercus Trust with the right to require redemption upon the occurrence of certain triggering events.  The largest amount outstanding while this has been outstanding is $20,000,000 plus accrued interest.  To date, we have not paid any principal under this note and have issued warrants to acquire 3,003,370 shares of our common stock on terms substantially similar to the warrant we issued in connection with this note.   The amount outstanding as of the date of this proxy statement is $20,000,000.  The warrant we issued in connection with this note was originally exercisable for up to 40,000,000 shares of common stock at an exercise price of $0.506 per share, subject to adjustment.  In connection with our September 2008 Financing, the conversion price of the note and the exercise price of the warrant were each reset to $0.087 per share.

At May 31, 2008 and 2007, we accrued payroll liabilities totaling $190,000 and $2,417,000, respectively, representing estimated employer and employee taxes, employee withholding, interest and penalties related to stock-based compensation resulting from the vesting through February 29, 2008 and May 31, 2007 of previous issuances of restricted stock grants to certain of our officers and employees. In connection with the issuance of these restricted stock grants, we failed to withhold the required amounts related to the individuals’ federal and state income and payroll tax liabilities, pay the related employer tax liabilities associated with the issuances, and did not remit the amounts to the appropriate federal and state government agencies associated with amounts vested at the times required by law. In January 2008, we paid past-due taxes related to these restricted stock grants, as well as related estimated interest and penalties associated with previously unpaid taxes. We have recorded corresponding amounts due from the officers and employees at May 31, 2008 and 2007 totaling $397,000 and $1,993,000, respectively. These amounts are classified as due from related parties on our balance sheets and represent the amount of the liability that is owed by the individuals to us for the required withholdings not made on their behalf. In December 2007, we received $1,498,770 from our chief executive officer to satisfy the employee portion of the required withholding taxes on his restricted stock grants. The May 31, 2008 balance represents the remaining obligation for one employee and one former employee to repay us for taxes to be paid on their behalf.

We assumed advances from various related parties, including stockholders, in connection with the acquisition of SRS. These advances are due on demand and bear interest at 6% per annum. As of May 31, 2008 and 2007, balances due to related parties totaled $67,000 and $312,000, respectively, and related accrued interest totaled $3,000 and $81,000, respectively.

Issuances of Options

During the year ended May 31, 2008, we granted options to purchase an aggregate of 9,350,000 shares of our common stock to our directors and executive officers, including each of our executive officers named in the Summary Compensation Table, at a weighted average exercise price of $0.52 per share.

Other Transactions

We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Director Independence

Our board of directors has determined that one of our current directors – Mr. Potashner – is independent as defined by the Nasdaq Marketplace Rules.  Mr. Potashner serves on the audit committee, compensation committee and nominating & governance committee of our board of directors.  We have two non-independent directors that serve on committees of our board of directors: Mr. Anthony is the chair of both the audit committee and compensation committee of our board of directors, and Mr. Bartlett serves on the compensation committee of our board of directors.

Report of our Audit Committee

The following is the report of our audit committee with respect to our audited financial statements for the fiscal year ending May 31, 2008.

The purpose of our audit committee is to assist our board of directors in its general oversight of our financial reporting, internal controls and audit functions.    Our audit committee is comprised solely of independent directors as defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards.

Our audit committee has reviewed and discussed the consolidated financial statements for the year ended May 31, 2008 with our management and Squar, Milner, Peterson, Miranda & Williamson, LLP, our independent registered public accounting firm.  Our management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13A-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

Our audit committee receives periodic updates on internal controls provided by our management and at each regularly scheduled audit committee meeting. Our audit committee also holds regular private sessions with Squar, Milner, Peterson, Miranda & Williamson, LLP to discuss their audit plan for the year, and the results of their quarterly reviews and the annual audit. Our audit committee reviewed Squar, Milner, Peterson, Miranda & Williamson, LLP’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K for the year ended May 31, 2008 related to our consolidated financial statements. Our audit committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation.

Our audit committee has discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”  In addition, Squar, Milner, Peterson, Miranda & Williamson, LLP has provided our audit committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and our audit committee has discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from our management and Squar, Milner, Peterson, Miranda & Williamson, LLP referred to above, our audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended May 31, 2008, for filing with the Securities and Exchange Commission.

In accordance with audit committee policy and the requirements of law, our audit committee pre-approves all services to be provided by our external auditor Squar, Milner, Peterson, Miranda & Williamson, LLP.  Pre-approval is required for audit services, audit-related services, tax services and other services.  In most cases, our full audit committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget.  In other cases, a designated member of our audit committee may have delegated authority from our audit committee to pre-approve additional services, and such pre-approval is later reported to the full audit committee.  See “Principal Accounting Fees and Services,” below, for more information regarding fees paid to Squar, Milner, Peterson, Miranda & Williamson, LLP for services in fiscal years 2008 and 2007.

This report is provided by the members of the audit committee of the board of directors set forth below.

Kenneth F. Potashner
David Anthony

Principal Accounting Services and Fees

We engaged Squar, Milner, Peterson, Miranda & Williamson, LLP to serve as our independent registered public accounting firm for our fiscal year ending May 31, 2009. Representatives from Squar Milner have been invited to attend the meeting. If they attend, they will be provided the opportunity to make a statement if they desire to do so, and are expected to be available to answer appropriate questions.

The following table presents the fees billed for professional services rendered by Squar, Milner, Peterson, Miranda & Williamson, LLP, for the audits of our annual financial statements and related matters for the years ended May 31, 2008 and May 31, 2007, respectively, and fees billed for other services rendered by Squar Milner during those periods:

	FY2008 ($)	FY2007 ($)
Audit fees (1)	257,475	242,931
Audit-related fees (2)	—	—
Tax fees (3)	53,546	16,820
All other fees (4)	15,635	33,859
	326,656	293,610

(1)

Audit fees include fees and expenses for professional services rendered for the audits of the Company’s annual financial statements for those years and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB.

(2)

Audit-related fees consist of fees billed for assurance and related services that are related to the performance of the audit or review of the Company’s financial statements and are not reported as audit fees.

(3)	Tax fees consist of preparation of federal and state tax returns, review of quarterly estimated payments, and consultation concerning tax compliance issues.
(4)	All other fees include any fees for services not covered above. Fees noted for both periods primarily represent fees associated with reviews of registration statements filed by the Company.

The audit committee of our board of directors has determined that the rendering of all non-audit services by Squar Milner is compatible with maintaining the auditor’s independence. All non-audit related services in the above table were pre-approved and/or ratified by the audit committee of our board of directors. The audit committee of our board of directors approves non-audit services by Squar Milner on an ad hoc basis, and has vested authority with David Anthony, the chairman of our audit committee, to approve non-audit services as needed.

CHANGE IN CONTROL

As disclosed in more detail in our Current Report on Form 8-K that we filed with the SEC on September 18, 2008, under the terms of the securities purchase agreement dated September 12, 2008 that we entered into with The Quercus Trust, we agreed to sell to The Quercus Trust immediately exercisable warrants, which are referred to in this proxy statement as the “September 2008 Warrants,” to acquire up to 235,000,000 shares of our common stock in exchange for $4.2 million in cash, $300,000 of forgiveness of accrued interest on our Series B Convertible Notes held by The Quercus Trust and a $200,000 restructuring fee for the amendment of certain terms of the $3.5 million secured loan previously extended to us by The Quercus Trust.  We issued all of the September 2008 Warrants to The Quercus Trust in two closings, one which occurred on September 18, 2008 and the other of which occurred on October 3, 2008.  Before we and The Quercus Trust entered into the securities purchase agreement dated September 12, 2008, The Quercus Trust beneficially owned 45.1% of our outstanding common stock.  Upon issuance of the September 2008 Warrants to The Quercus Trust it beneficially owned 734,346,297 shares of our common stock, or 86.3% of our then issued and outstanding shares.

In addition, on October 3, 2008, our board of directors appointed three designees of The Quercus Trust to our board of directors: David Anthony, Joseph Bartlett and Gary Cheek.  Each of Steven J. Kemper, David P. Saltman and Edward Douglas Ward resigned from our board of directors immediately prior to such appointments. Accordingly, upon these appointments, our board of directors consisted of five members, a majority of which were appointed by The Quercus Trust.  Mr. Cheek, who serves as a consultant to other businesses in our industry, resigned from our board of directors on October 3, 2008 to avoid the appearance of a conflict of interest.  On October 24, 2008, we appointed Thomas F. Naylor to our board of directors as the designee of The Quercus Trust to fill the vacancy created by Mr. Cheek’s resignation.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in calendar 2009, must be received by us no later than                     , 2009, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, in order to be included in our proxy statement and form of proxy relating to that meeting.  These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.  Under our Restated Bylaws, a stockholder who wishes to make a proposal at the our annual meeting of stockholders without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no later than                       , 2009, unless the date of our 2009 annual meeting of stockholders is more than 30 days before or after the one-year anniversary of the date of our 2008 annual meeting of stockholders.  If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by our board of directors for the 2009 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for our fiscal year ended May 31, 2008 will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date to any person who was a beneficial owner of our common stock on the record date.  Requests should be directed to the Corporate Secretary at Open Energy Corporation, 514 Via de la Valle, Suite 200, Solana Beach, California 92075.  Our Annual Report on Form 10-K is also available on our website at www.openenergycorp.com/investors.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. To make such a request, please contact us at Open Energy Corporation, Corporate Secretary; 514 Via de la Valle, Suite 200, Solana Beach, California 92075 or contact Open Energy Corporation at (858) 794-8800. Any stockholder who wants to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

OTHER BUSINESS

Our board of directors does not know of any matter to be presented at our annual meeting which is not listed on the Notice of Annual Meeting and discussed above.  If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with their best judgment.

By Order of the Board of Directors

Dated: , 2008

David Field
Chairman and President

APPENDIX A

Proposed Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.             Name of corporation:  Open Energy Corporation

2.             The articles have been amended as follows (provide article numbers, if available):

Article Fourth has been deleted and replaced in its entirety with:

“FOURTH:  The total number of authorized stock that may be issued by the corporation is Three Billion (3,000,000,000) shares of common stock, with a par value of $0.001 per share, and no other class of stock shall be authorized.  Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the board of directors.”

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:             %

4.	Effective date of filing (optional):

5.	Officer Signature (required):

APPENDIX B

Proposed Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.             Name of corporation:  Open Energy Corporation

2.             The articles have been amended as follows (provide article numbers, if available):

The following has been added to the Articles of Incorporation as Article Fifteenth:

“FIFTEENTH:  Each holder in whose name the indebtedness represented by those certain convertible notes issued by the corporation on September 19, 2007 and December 7, 2007, and any substitutions for such convertible notes, is registered on the books of the corporation on the record date for any action of stockholders established pursuant to applicable law shall have voting rights identical to those held by the holders of the common stock and shall vote as a class with the common stock.  Each holder of such convertible notes shall have the right to one (1) vote for each share of common stock into which such convertible note registered in such holder’s name could be converted on the record date for the vote or written consent of stockholders.  With respect to such vote, each such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of the common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the corporation and shall be entitled to vote, together with holders of common stock, with respect to any question upon which the holders of common stock have the right to vote.”

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:             %

4.	Effective date of filing (optional):

5.	Officer Signature (required):

APPENDIX C

Proposed Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.             Name of corporation:  Open Energy Corporation

2.             The articles have been amended as follows (provide article numbers, if available):

Article Fourth of the Articles of Incorporation is hereby amended to read as follows:

“FOURTH:  The total number of authorized stock that may be issued by the corporation is 1,125,000,000 shares of common stock, with a par value of $0.001 per share, and no other class of stock shall be authorized.  Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the board of directors.

Upon filing of this Certificate of Amendment with the Secretary of State a 50-for-one reverse split of the outstanding shares of common stock shall be effectuated, wherein the holders of the issued and outstanding shares of common stock shall receive one share of common stock of the corporation for each five shares of common stock of the corporation such holder holds with fractional shares resulting from such reverse split to be rounded up to the nearest whole share.”

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:             %

4.	Effective date of filing (optional):

5.	Officer Signature (required):

APPENDIX D

Proposed Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.             Name of corporation:  Open Energy Corporation

2.             The articles have been amended as follows (provide article numbers, if available):

Article Fourth has been deleted and replaced in its entirety with:

“FOURTH:  The total number of authorized stock that may be issued by the corporation is Three Billion (3,000,000,000) shares of common stock, with a par value of $0.001 per share, and no other class of stock shall be authorized.  Said shares may be issued by the corporation from time to time for such consideration as may be fixed by the board of directors.

Upon filing of this Certificate of Amendment with the Secretary of State a 50-for-1 reverse split of the outstanding shares of common stock shall be effectuated, wherein the holders of the issued and outstanding shares of common stock shall receive one share of common stock of the corporation for each five shares of common stock of the corporation such holder holds with fractional shares resulting from such reverse split to be rounded up to the nearest whole share.”

The following has been added to the Articles of Incorporation as the Article Fifteenth:

“FIFTEENTH:  Each holder in whose name the indebtedness represented by those certain convertible notes issued by the corporation on September 19, 2007 and December 7, 2007, and any substitutions for such convertible notes, is registered on the books of the corporation on the record date for any action of stockholders established pursuant to applicable law shall have voting rights identical to those held by the holders of the common stock and shall vote as a class with the common stock.  Each holder of such convertible notes shall have the right to one (1) vote for each share of common stock into which such convertible note registered in such holder’s name could be converted on the record date for the vote or written consent of stockholders.  With respect to such vote, each such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of the common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the corporation and shall be entitled to vote, together with holders of common stock, with respect to any question upon which the holders of common stock have the right to vote.”

3.             The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:              %

4.	Effective date of filing (optional):

5.	Officer Signature (required):

APPENDIX E

OPEN ENERGY CORPORATION
2006 EQUITY INCENTIVE PLAN

1.             Purpose of the Plan.  The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service the Company considers essential to its continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.             Definitions.  As used herein, the following definitions shall apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean the Board, any Committees, or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

“Affiliate” shall mean any entity that is directly or indirectly in control of or controlled by the Company, or any entity in which the Company has a significant ownership interest as determined by the Administrator.

“Applicable Laws” shall mean the requirements relating to the administration of stock plans under federal and state laws; any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system; and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, to the laws of such jurisdiction.

“Award” shall mean, individually or collectively, a grant under the Plan of an Option, Stock Award, SAR, or Cash Award.

“Awardee” shall mean a Service Provider who has been granted an Award under the Plan.

“Award Agreement” shall mean an Option Agreement, Stock Award Agreement, SAR Agreement, or Cash Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award.  Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“California Qualification Period” shall mean any period during which the issuance and sale of securities under this Plan require qualification under the California Corporate Securities Law of 1968.

“Cash Award” shall mean a bonus opportunity awarded under Section 13 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

“Change in Control” shall mean any of the following, unless the Administrator provides otherwise:

(i)            any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

(ii)           the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

(iii)          the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);

(iv)          the dissolution or liquidation of the Company;

(v)           a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or

(vi)          any other event specified, at the time an Award is granted or thereafter, by the Board or a Committee.

Notwithstanding the foregoing, the term “Change in Control” shall not include any underwritten public offering of Shares registered under the Act.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” shall mean the common stock of the Company.

“Common Stock Equivalents” shall mean any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock; provided, however, that Common Stock Equivalents shall not include or be deemed to include any Award.

“Company” shall mean Open Energy Corporation, a Nevada corporation, or its successor.

“Consultant” shall mean any natural person, other than an Employee or Director, who performs bona fide services for the Company or an Affiliate as a consultant or advisor.

“Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

“Director” shall mean a member of the Board.

“Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean an employee of the Company or any Affiliate, and may include an Officer or Director.  Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate; (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates; (iv) any change in the Awardee’s status from an employee to a Consultant or Director; and (v) an employee who, at the request of the Company or an Affiliate, becomes employed by any partnership, joint venture, or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, unless the Administrator determines otherwise, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day for which a sale was reported), as reported in such source as the Administrator shall determine.

“Grant Date” shall mean the date upon which an Award is granted to an Awardee pursuant to this Plan.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”).  Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

“Participant” shall mean the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

“Plan” shall mean this Open Energy Corporation 2006 Equity Incentive Plan.

“Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

“Related Corporation” shall mean any parent or subsidiary (as those terms are defined in Section 424(e) and (f) of the Code) of the Company.

“Service Provider” shall mean an Employee, Officer, Director, or Consultant.

“Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

“Stock Award” shall mean an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and transferability of which is subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

“Stock Appreciation Right” or “SAR” shall mean an Award, granted alone or in connection with an Option, that pursuant to Section 12 of the Plan is designated as a SAR.  The terms of the SAR are expressed in the agreement or other documents evidencing the Award (the “SAR Agreement”).

“Stock Unit” shall mean a bookkeeping entry representing an amount equivalent to the fair market value of one Share, payable in cash, property or Shares.  Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

“Ten-Percent Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

“Termination Date” shall mean the date of a Participant’s Termination of Service, as determined by the Administrator in its sole discretion.

“Termination of Service” shall mean ceasing to be a Service Provider.  However, for Incentive Stock Option purposes, Termination of Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Related Corporations.  The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Service.

3.             Stock Subject to the Plan.

(a)           Aggregate Limit.

(i)            The maximum aggregate number of Shares that may be issued under the Plan through Awards is 195,500,000 plus the additional Shares described in Sections 3(a)(ii)

and 3(b).  The maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 195,500,000 plus the additional Shares described in Sections 3(a)(ii) and 3(b). The limitations of this Section 3(a) shall also be subject to the adjustments provided in Section 15.

(ii)           Subject to Section 3(a)(iii), as of the first day of each Company fiscal year beginning with June 1, 2009, the maximum aggregate number of Shares that may be issued under the Plan through Awards, and the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options, shall each automatically increase, without further Board or stockholder approval, to the amount that equals 15% of the total number of Shares of Common Stock and Shares of Common Stock subject to Common Stock Equivalents issued and outstanding on the last day of the immediately preceding fiscal year.

(iii)          Notwithstanding anything to the contrary herein, the maximum aggregate number of Shares that may be issued under the Plan, and the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options, shall not be decreased in respect of Shares of Common Stock that cease to become issuable pursuant to or subject to Common Stock Equivalents that expire or are forfeited, cancelled or otherwise terminate without being exercised, converted or exchanged.

(b)           Reduction and Replenishment.  Upon payment for Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan.  Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased.  Notwithstanding anything in the Plan, or any Award Agreement to the contrary, Shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan.  The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

4.             Administration of the Plan.

(a)           Procedure.

(i)            Multiple Administrative Bodies.  The Plan shall be administered by the Board or one or more Committees, including such delegates as may be appointed under paragraph (a)(iv) of this Section 4.

(ii)           Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees”

within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)          Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

(iv)          Other Administration.  The Board or a Committee may delegate to an authorized Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act; or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(v)           Delegation of Authority for the Day-to-Day Administration of the Plan.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its sole discretion:

(i)            to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii)           to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii)          to determine the type of Award to be granted to the selected Service Provider;

(iv)          to approve the forms of Award Agreements for use under the Plan;

(v)           to determine the terms and conditions, consistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include the exercise or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi)          to correct administrative errors;

(vii)         to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii)        to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures, and handling of stock certificates that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x)            to modify or amend each Award, including the acceleration of vesting, exercisability, or both; provided, however, that any modification or amendment of an Award is subject to Section 16 of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

(xi)           to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii)          to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”).  Any conversion or substitution shall be effective as of the close of the merger or acquisition.  The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity.  Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii)         to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)        to determine whether Awards will be settled in Shares, cash, or in any combination thereof;

(xv)         to determine whether to provide for the right to receive dividends or dividend equivalents;

(xvi)        to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii)       to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii)      to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination of both, the amount of which is determined by reference to the value of the Award; and

(xix)         to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)           Effect of Administrator’s Decision.  All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants.  The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.             Eligibility.  Awards may be granted to Service Providers of the Company or any of its Affiliates.

6.             Effective Date and Term of the Plan.  The Plan shall become effective upon its adoption by the Board.  Options, SARs, and Cash Awards may be granted immediately thereafter; provided, that no Option or SAR may be exercised and no Stock Award may be granted under the Plan until it is approved by the stockholders of the Company, in the manner and to the extent required by Applicable Law, within 12 months after the date of adoption by the Board.  The Plan shall continue in effect for a term of ten years from the date of the Plan’s adoption by the Board unless terminated earlier under Section 16 herein.

7.             Term of Award.  The term of each Award shall be determined by the Administrator and stated in the Award Agreement.  In the case of an Option, the term shall be ten years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.             Options.  The Administrator may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a)           Option Agreement.  Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option; (iii) the exercise price of the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b)           Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)            In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  Notwithstanding the foregoing, if any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

(ii)           In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  The per Share exercise price may also vary according to a predetermined formula; provided, that the exercise price never falls below 100% of the Fair Market Value per Share on the Grant Date.

(iii)          Notwithstanding the foregoing, during any California Qualification Period, the per Share exercise price of an Option shall be determined by the Administrator but shall not be less than 100% (or 110% in the case of a person who is a Ten-Percent Stockholder on the date of grant of such Option) of the Fair Market Value of a share of Common Stock on the Grant Date.

(iv)          Notwithstanding the foregoing, at the Administrator's discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

(c)           Vesting Period and Exercise Dates.  Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option's term as determined by the Administrator.  The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Administrator.  At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.  Notwithstanding the foregoing, during any California Qualification Period, an Option awarded to anyone other than an Officer, Director, or Consultant of the Company shall vest at a rate of at least 20% per year.

(d)           Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option.  The consideration, determined by the Administrator (or pursuant to authority expressly delegated by the Board, a Committee, or other person), and in the form and amount required by applicable law, shall be actually received before issuing any Shares pursuant to the Plan; which consideration shall have a value, as determined by the Board, not less than the par value of such Shares.  Acceptable forms of consideration may include:

(i)            cash;

(ii)           check or wire transfer;

(iii)          subject to any conditions or limitations established by the Administrator, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)          consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator to the extent that this procedure would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended;

(v)           cashless exercise, subject to any conditions or limitations established by the Administrator;

(vi)          such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii)         any combination of the foregoing methods of payment.

9.             Incentive Stock Option Limitations.

(a)           Eligibility.  Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Related Corporations may be granted Incentive Stock Options.

(b)           $100,000 Limitation.  Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Related Corporations) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Nonstatutory Stock Options.  An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Awardee’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied.  If the Awardee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered.  For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted.  However, because an acceleration provision is not taken into account before its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised before such acceleration.  The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)           Leave of Absence.  For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless the right to reemployment upon expiration of such leave is provided by statute or contract.  If the period of leave exceeds three months and the Awardee’s right to reemployment is not provided by statute or contract, the Awardee’s employment with the Company shall be deemed to terminate on the first day immediately following such three-month period, and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three-month period starting on the date the employment relationship is deemed terminated.

(d)           Transferability.  The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person.  Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow the Awardee to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Awardee is considered the sole beneficial owner of the Option while it is held in the trust.  If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

(e)           Exercise Price.  The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(f)            Ten-Percent Stockholder.  If any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the Option term shall not exceed five years measured from the date of grant of such Option.

(g)           Other Terms.  Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify as Incentive Stock Options, to the extent determined desirable by the Administrator, under the applicable provisions of Section 422 of the Code.

10.           Exercise of Option.

(a)           Procedure for Exercise; Rights as a Stockholder.

(i)            Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

(ii)           An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes.

(iii)          Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv)          The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.  An Option may not be exercised for a fraction of a Share.

(b)           Effect of Termination of Service on Options.

(i)            Generally.  Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  Notwithstanding the foregoing, upon a Participant’s Termination of Service during any California Qualification Period, other than due to death, Disability, or cause, the Participant may exercise his or her Option (A) at any time on or before the date determined by the Administrator, which date shall be at least 30 days after the Participant’s Termination Date (but in no event later than the expiration of the term of such Option); and (B) only to the extent that the Participant was entitled to exercise such Option on the Termination Date.  In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for three months following the Participant’s Termination Date.  Unless otherwise provided by the Administrator, if on the Termination Date the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan.  If after the Termination of Service the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will automatically terminate, and the Shares covered by such Option will revert to the Plan.

(ii)           Disability of Awardee.  Unless otherwise provided for by the Administrator, if a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period as is specified in the Award Agreement to the extent the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  Notwithstanding the foregoing, during any California Qualification Period, upon a Participant’s Termination of Service due to his or her Disability the Participant may exercise his or her Option (A) at any time on or before the date determined by the Administrator, which date shall be at least six months after the Termination Date (but in no event later than the expiration date of the term of his or her Option); and (B) only to the extent that the Participant was entitled to exercise such Option on the Termination Date.  In the absence of a specified time in the Award

Agreement, the Option will remain exercisable for twelve months following the Participant’s Termination Date.  Unless otherwise provided by the Administrator, if at the time of Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will automatically revert to the Plan.

(iii)          Death of Awardee.  Unless otherwise provided for by the Administrator, if a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated before the Participant’s death in a form acceptable to the Administrator.  Notwithstanding the foregoing, during any California Qualification Period, if the Participant dies before his or her Termination of Service, the Participant’s Option may be exercised by the Participant’s designated beneficiary (A) at any time on or before the date determined by the Administrator, which date shall be at least six months after the date of death (but in no event later than the expiration date of the term of his or her Option); and (B) only to the extent that the Participant was entitled to exercise the Option at the date of death.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11.           Stock Awards.

(a)           Stock Award Agreement.  Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price, if any, of the Shares, and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Administrator; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

Notwithstanding the foregoing, during any California Qualification Period, the purchase price for restricted Shares shall be determined by the Administrator, but shall not be less than 85% (or 100% in the case of a person who is a Ten-Percent Stockholder on the date of grant of such restricted stock) of the Fair Market Value of a share of Common Stock on the date of grant of such restricted stock.

(b)           Restrictions and Performance Criteria.  The grant, issuance, retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the Awardee.  Notwithstanding the foregoing, during any California Qualification Period, restricted stock awarded to anyone other than an Officer, Director, or Consultant of the Company shall vest at a rate of at least 20% per year.

Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c)           Forfeiture.  Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the original price paid by the Participant, provided that during any California Qualification Period, the Company must exercise such right to repurchase (i) for either cash or cancellation of purchase money indebtedness for such unvested Shares; and (ii) within 90 days of such Termination of Service.

(d)           Rights as a Stockholder.  Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.  Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she were an actual stockholder.

12.          Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a SAR may be granted to a Service Provider at any time and from time to time as determined by the Administrator in its sole discretion.

(a)           Number of SARs.  The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider.

(b)           Exercise Price and Other Terms.  The per SAR exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the other terms and conditions of SARs granted under the Plan.

(c)           Exercise of SARs.  SARs shall be exercisable on such terms and conditions as the Administrator, in its sole discretion, shall determine.

(d)           SAR Agreement.  Each SAR grant shall be evidenced by a SAR Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(e)           Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the SAR Agreement.  Notwithstanding the foregoing, the rules of Section 10(b) will also apply to SARs.

(f)            Payment of SAR Amount.  Upon exercise of a SAR, the Participant shall be entitled to receive a payment from the Company in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SAR.  This amount shall be paid in cash, Shares of equivalent value, or a combination of both, as the Administrator shall determine.

13.          Cash Awards.  Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established by the Administrator for a performance period.

(a)           Cash Award.  Each Cash Award shall contain provisions regarding (i) the performance goal or goals and maximum amount payable to the Participant as a Cash Award; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the period as to which performance shall be measured for establishing the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) restrictions on the alienation or transfer of the Cash Award before actual payment; (vi) forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.  The maximum amount payable as a Cash Award that is settled for cash may exceed the target amount payable.

(b)           Performance Criteria.  The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance or personal performance evaluations or both.  The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.  Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing.

(c)           Timing and Form of Payment.  The Administrator shall determine the timing of payment of any Cash Award.  The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d)           Termination of Service.  The Administrator shall have the discretion to determine the effect of a Termination of Service on any Cash Award due to (i) disability, (ii) retirement, (iii) death, (iv) participation in a voluntary severance program, or (v) participation in a work force restructuring.

14.           Other Provisions Applicable to Awards.

(a)           Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be bound by such terms upon acceptance of such transfer.  Notwithstanding the foregoing, during any California Qualification Period, an Award may not be transferred in any manner other than by will, by the laws of descent and distribution, or as permitted by Rule 701 of the Securities Act of 1933, as amended, as the Administrator may determine.

(b)           Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, Related Corporations, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified in the Award by the Committee: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria.

(c)           Certification.  Before payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)           Discretionary Adjustments Pursuant to Section 162(m).  Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained, or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e)           Section 409A.  Notwithstanding anything in the Plan to the contrary, it is the Company’s intent that all Awards granted under this Plan comply with Section 409A of the Code, and each Award shall be interpreted in a manner consistent with that intention.

(f)            Financial Information.  During any California Qualification Period, the Company shall at least annually provide financial statements to Participants as required by Section 260.140.46 of the California Code of Regulations.

15.          Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)           Changes in Capitalization.

(i)            The limitations set forth in Section 3, the number and kind of Shares covered by each outstanding Award, and the price per Share (but not the total price) subject to each outstanding Award shall be proportionally adjusted to prevent dilution or enlargement of rights under the Plan for any change in the outstanding Common Stock subject to the Plan, or subject to any Award, resulting from any stock splits, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends.

(ii)           The Administrator shall make such adjustment in such manner as it deems equitable and appropriate, subject to compliance with Applicable Laws.  Any determination, substitution or adjustment made by the Administrator under this Section shall be conclusive and binding on all persons.  The conversion of any convertible securities of the Company shall not be treated as a transaction requiring any adjustment under this Section.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable before the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten days before such proposed transaction.  In addition, the Administrator may provide that any restrictions on any Award shall lapse before the proposed transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed transaction.

(c)           Change in Control.  If there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee, or board of directors of any surviving entity or acquiring entity may, in its discretion, (i) provide for the assumption, continuation or substitution (including an award to acquire substantially the same type of consideration paid to the stockholders in the transaction in which the Change in Control occurs)

of, or adjustment to, all or any part of the Awards; (ii) accelerate the vesting of all or any part of the Options and SARs and terminate any restrictions on all or any part of the Stock Awards or Cash Awards; (iii) provide for the cancellation of all or any part of the Awards for a cash payment to the Participants; and (iv) provide for the cancellation of all or any part of the Awards as of the closing of the Change in Control; provided, that the Participants are notified that they must exercise or redeem their Awards (including, at the discretion of the Board or Committee, any unvested portion of such Award) at or before the closing of the Change in Control.

16.          Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.

(b)           Effect of Amendment or Termination.  No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Participant and the Administrator.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

(c)           Effect of the Plan on Other Arrangements.  Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.          Designation of Beneficiary.

(a)           An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan.  To the extent that Awardee has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)           The Awardee may change such designation of beneficiary at any time by written notice.  If an Awardee dies and no beneficiary is validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

18.          No Right to Awards or to Service.  No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the service of the Company or its Affiliates.  Further, the Company and its

Affiliates expressly reserve the right, at any time, to dismiss any Service Provider or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.          Preemptive Rights.  No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

20.          Legal Compliance.  No Share will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Share, as well as the exercise of such Award, if applicable, will comply with Applicable Laws.  Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance.  Notwithstanding anything in the Plan to the contrary, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted in a manner consistent with that intention.

21.          Inability to Obtain Authority.  To the extent the Company is unable to or the Administrator deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.          Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.          Notice.  Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

24.          Governing Law; Interpretation of Plan and Awards.

(a)           This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Nevada.

(b)           If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

(c)           The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)           The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.

(e)           All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion.  If the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision.  The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious.  This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to waive explicitly any right to judicial review.

25.          Limitation on Liability.  The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee, or any other persons as to:

(a)           The Non-Issuance of Shares.  The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)           Tax Consequences.  Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26.          Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed a trustee of stock or cash to be awarded under the Plan.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan, effective as of November 2, 2006.

OPEN ENERGY CORPORATION

By:	/s/ David Saltman
David Saltman
President and Chief Executive Officer

PROXY CARD

OPEN ENERGY CORPORATION
PROXY FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David Field, with full power of substitution, as proxy of the undersigned to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of OPEN ENERGY CORPORATION (the “Company”), to be held on Tuesday, November 20, 2008 at 10:00 a.m. at our corporate headquarters located at 514 Via de la Valle, Suite 200, Solana Beach, California 92075, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Annual Meeting, dated            , 2008 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.             THE ELECTION OF DIRECTORS OF THE COMPANY, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS SHALL BE DULY ELECTED AND QUALIFIED:  (Check one)

☐           FOR all nominees listed below (except as indicated).

☐           WITHHOLD AUTHORITY to vote for all nominees listed below.

If you wish to withhold your vote for any individual nominee, strike a line through that nominee’s name set forth below:

David Anthony

Joseph Bartlett

David A. Field

Tom Naylor

Kenneth F. Potashner

2.             TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 1,125,000,000 TO 3,000,000,000 (Check one)

☐           FOR the proposal.

☐           AGAINST the proposal.

☐           ABSTAIN AUTHORITY to vote for the proposal.

3.                                    TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO GIVE THE HOLDERS OF OUR SERIES B CONVERTIBLE NOTES VOTING RIGHTS. (Check one)

☐            FOR the proposal.

☐            AGAINST the proposal.

☐            ABSTAIN AUTHORITY to vote for the proposal.

4.             TO APPROVE AND ADOPT AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A 50-FOR-1 REVERSE SPLIT OF OUR COMMON STOCK TO BE EFFECTED, IF AT ALL, AT THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS WITHIN ONE YEAR FROM THE DATE OF THE ANNUAL MEETING:  (Check one)

☐           FOR the proposal.

☐           AGAINST the proposal.

☐           ABSTAIN AUTHORITY to vote for the proposal

5.             TO APPROVE AND ADOPT TWO AMENDMENTS TO THE OPEN ENERGY CORPORATION 2006 EQUITY INCENTIVE PLAN THAT (I) INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK SUBJECT TO SUCH PLAN FROM 16,500,000 TO 195,000,000; AND (II) ADD A PROVISION TO SUCH PLAN PROVIDING THAT THE MAXIMUM NUMBER OF SHARES THAT MAY BE RESERVED FOR ISSUANCE UNDER THE PLAN WILL AUTOMATICALLY INCREASE, WITHOUT THE NEED FOR FURTHER BOARD OR STOCKHOLDER APPROVAL, ON THE FIRST DAY OF EACH OF OUR FISCAL YEARS, BEGINNING WITH JUNE 1, 2009, TO THE AMOUNT THAT EQUALS 15% OF THE TOTAL NUMBER OF SHARES OF OUR COMMON STOCK OUTSTANDING ON A FULLY DILUTED BASIS ON THE LAST DAY OF THE IMMEDIATELY PRECEDING FISCAL YEAR. (Check one)

☐            FOR the proposal.

☐            AGAINST the proposal.

☐            ABSTAIN AUTHORITY to vote for the proposal.

6.             IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE.  IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD’S NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR ALL OTHER PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Dated:	Signature of Stockholder

PLEASE PRINT NAME

Sign exactly as your name(s) appears on your stock certificate(s).  A corporation is requested to sign its name by its President or other authorized officer, with the office held designated.  Executors, administrators, trustees, etc., are requested to so indicate when signing.  If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Annual Meeting: Yes ☐ No ☐

Number of attendees:

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE BY                      , 2008.  PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

PLEASE RETURN THIS PROXY CARD TO:

Open Energy Corporation

514 Via De La Valle, Suite 200

Solana Beach, CA 92075

Ph: (858) 794-8800       Fax: (858) 794-8811